                                                       CONFORMED COPY

          DATED                3 APRIL                             1997
          -------------------------------------------------------------





                       (1)    C. E. C. RADBONE

                       (2)    TRANSMEDIA EUROPE, INC.

                       (3)    TRANSMEDIA ASIA PACIFIC, INC.




                    ---------------------------------------

                              ACQUISITION AGREEMENT
                      RELATING TO THE ISSUED SHARE CAPITAL
                          OF COUNTDOWN HOLDINGS LIMITED

                    ---------------------------------------



                                  LEWIS SILKIN
                                  WINDSOR HOUSE
                               50 VICTORIA STREET
                                 LONDON SW1H ONW
                            TELEPHONE: 0171 227 8000
                            REFERENCE: TJW.TR240.009

                                      INDEX





1. DEFINITIONS..................................................       1

2. SALE AND PURCHASE OF THE SHARES..............................       7

3. CONSIDERATION................................................       7

4. COMPLETION...................................................       7

5.  WARRANTIES..................................................      11

6. CONTINUING OBLIGATIONS.......................................      16

7. WAIVERS AND VARIATIONS.......................................      19

8. FURTHER ASSURANCE............................................      19

9. GENERAL......................................................      20


                                    SCHEDULES

        Schedule 1  -  Details of Vendor and Shareholding
        Schedule 2  -  Details of the Company
        Schedule 3  -  Details of the Subsidiaries
        Schedule 4  -  Premises
        Schedule 5  -  Warranties
        Schedule 6  -  Deed of Covenant
        Schedule 7  -  Service Agreement
        Schedule 8  -  Purchaser's representations and warranties

THIS AGREEMENT is made on 3rd day of April 1997

BETWEEN:-

(1) THE PERSON whose name and address is set out in column (1) of Schedule 1 ("the Vendor"); and


(2) TRANSMEDIA EUROPE, INC. whose registered office is at c/o United Corporate Services Inc 15 East North Street City of Dover County of Kent Delaware USA ("Europe the Purchaser"); and


(3) TRANSMEDIA ASIA PACIFIC, INC. whose registered office is at c/o United Corporate Services Inc. 15 East North Street, City of Dover, County of Kent, Delaware, USA ("Asia").

WHEREAS:

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions hereinafter contained and in particular on the basis of the warranties hereinafter mentioned.

NOW IT IS HEREBY AGREED  as follows:-

1. DEFINITIONS

    1.1     In this Agreement unless the context otherwise requires:-

    "ACCOUNTS"

    means the latest audited consolidated balance sheet and profit and loss account of the Group including the statements of accounting policies set out therein and the notes thereto;

    "ACCOUNTS DATE"

    means the date to which the Accounts are made up;

    "AGREED FORM"

    means in the form agreed between the parties hereto prior to the date of this Agreement incorporated herein or initialled for identification by or on behalf of the Vendor and the Purchaser;

    "ASIA SHARES"

    means 1,330,524 shares of Common Stock of Asia par value US$.00001 per share;

    "BUSINESS DAY"

    means any day except Saturdays and Sundays on which banks in the City of London are open for business;

    "CAA"

    means the Capital Allowances Act 1990;

    "CERTIFICATES OF TITLE"

    means the certificates as to title to the Premises in the agreed form prepared in respect of the English Premises by the Vendor's Solicitors and in respect of the Irish Premises by the Vendor's Irish Solicitors;

    "THE COMPANY"

    Countdown Holdings Limited particulars of which are set out in Schedule 2;

    "COMPLETION"

    means performance by the parties hereto of the obligations assumed by them under Clause 4;

    "COMPLETION DATE"

    means the date on which Completion takes place;

    "CONSIDERATION"

    means the consideration payable by the Purchaser to the Vendor for the sale and purchase of the Shares;

    "CUSTOMER"

    means any Person who or which at any time during the period of twelve months immediately prior to the Termination Date was the holder of a discount or other card issued by the Company or any Relevant Associated Company or who otherwise was entitled to receive the benefit of their schemes for members;

    "DEED OF COVENANT"

    means the deed of covenant set out in Schedule 6;

    "DISCLOSURE LETTER"

    means the letter of even date herewith from the Vendor and addressed to the Purchaser by way of disclosure in relation to the matters raised in the Warranties;

    "DISCOUNTER"

    means any Person who or which at any time during the period of 12 months prior to the date of this Agreement or at any time during the Restricted Period has agreed to provide or provided goods and/or services and/or concessions (by way of discount or otherwise) to customers or to the Company or any Group Company or any Licensee or any Joint Venture Partner whether on favourable terms or otherwise;

    "ENGLISH PREMISES"

    means the premises described in Part I of Schedule 4;

    "ENLARGED GROUP"

    means together the Group and the Purchaser's Group;

    "ENVIRONMENTAL LAWS"

    means all statutory and local laws and subordinate legislation relating to Environmental Matters or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

    "ENVIRONMENTAL MATTERS"

    means waste, contaminated land, discharges or emissions of dangerous hazardous or toxic substances and materials;

    "EUROPE SHARES"

    means 1,200,000 shares of Common Stock of Europe par value US$.00001 per share;

    "GROUP"

    means the Company and the Subsidiaries and "Group Companies" means any of them;

    "HAZARDOUS MATERIALS"

    means chemicals, pollutants, contaminants, wastes, petroleum, petroleum products, dangerous hazards or toxic substances and materials;

    "ICTA"

    means the Income and Corporation Taxes Act 1988;

    "INTELLECTUAL PROPERTY RIGHTS"

    means the following assets of the Group Companies in any part of the world:-

    (i) any patents patent applications any trade or service marks (whether or not registered) including applications therefor used or held;

    (ii) inventions whether or not capable of protection by patent registration;

    (iii) know-how including manufacturing data specifications and drawings research materials and technical information;

    (iv) copyrights or design rights whether registered or unregistered in respect of drawings designs articles specifications research materials technical information or other documents and including rights in computer software;

    (v) rights under any agreement granted by or to third parties to use any of the above;

    (vi) all goodwill in any trade or service name trading style or get-up accrued;

    (vii) any moral rights as defined by Sections 77-83 of the Copyright Designs and Patents Act 1988 or any subsequent amendment thereof in any drawings design or other copyright work;

    "JOINT VENTURE AGREEMENTS"

    means any agreement made between any Group Company and individual Joint Venture Partners for the development and/or exploitation of a business or businesses the same or similar to the Restricted Business and/or for the use and/or exploitation of the Intellectual Property Rights owned or used by any Group Company;

    "JOINT VENTURE PARTNER"

    means any person with whom any Group Company has entered into a Joint Venture Agreement and with whom the Vendor shall have had dealings in the course of his employment with any Group Company;

    "IN WRITING"

    shall include any communications made by letter or facsimile transmission;

    "LICENCEES"

    means any person with whom any Group Company has entered into a Licence Agreement and with whom the Vendor shall have had dealings in the course of his employment with any Group Company;

    "LICENCE AGREEMENTS"

    means any agreement made between any Group Company and individual Licencees for the development and/or exploitation of a business or businesses the same or similar to the Restricted Business and/or for the use and/or exploitation of the Intellectual Property Rights owned or used by any Group Company;

    "MATERIALLY INTERESTED"

    means employed or engaged by or concerned or interested in (whether directly or indirectly) other than as a shareholder holding directly or indirectly by way of investment of up to 3% in nominal value of the issued shares or other securities of any class of any company listed or dealt in on any Recognised Investment Exchange;

    "IRISH PREMISES"

    means the premises described in Part II of Schedule 4;

    "THE PARENT COMPANY GUARANTEE"

    means the guarantee in the agreed form of the Company's obligations as a tenant of the premises as Hurlingham Business Park;

    "PERSON"

    means any person, firm, company, association, corporation or other organisation or entity;

    "PREMISES"

    means together the English Premises and Irish Premises described in
    Schedule 4;

    "PURCHASER"

    means Europe and Asia;

    "PURCHASER'S GROUP"

    means Asia and Europe their subsidiaries and any holding company of Asia or Europe from time to time;

    "PURCHASER'S REPRESENTATIONS"

    means the representations and warranties set out in Schedule 8;

    "PURCHASER'S SOLICITORS"

    means Lewis Silkin of Windsor House 50 Victoria Street London SW1H 0NW;

    "RECOGNISED INVESTMENT EXCHANGE"

    means a body which is a recognised investment exchange for the purposes of the Financial Services Act 1986;

    "REGISTRATION RIGHTS AGREEMENT"

    means the registration rights agreement to be entered into by the Vendor and the Purchaser in the agreed form;

    "RESTRICTED BUSINESS"

    means such business trade or activity in which the Company or any Relevant Company is engaged at the date of this Agreement;

    "RESTRICTED GOODS AND/OR SERVICES"

    means goods and/or services of a type or which compete with those:-

          (a) provided by the Company or any Relevant Company in the ordinary course of its or their business during the period of 12 months immediately prior to the Termination Date; and

          (b) in the provision of which the Vendor was concerned or engaged during his employment by the Company;

    "THE RESTRICTED PERIOD"

    means the period beginning with the Completion Date and ending on the later of three years thereafter and eighteen months after the Vendor ceases to be employed by or render services to any of the companies in the enlarged Group;

    "SECURITY INTEREST"

    means any encumbrance, mortgage, charge, assignment for the purpose of security, pledge, lien, right of set off, retention of title or other security interest of whatever kind and any agreement, whether conditional or otherwise to crease any such interest;

    "SERVICE AGREEMENT"

    means the contract of employment to be entered into substantially in the form set out in Schedule 7 by the Vendor;

    "SHARES"

    means the whole of the issued share capital of the Company owned by the Vendor details of which are set opposite his name in Schedule 1;

     "THE SUBSIDIARIES"

     means the companies particulars of which are set out in Schedule 3;

     "TAXATION" OR "TAXATION"

     means all taxes impositions duties charges and levies in all forms throughout the world of a fiscal nature and wheresoever imposed (and whether assessed or withheld at source) including and any penalties charges and interest accruing on any taxation and the words "tax" and "taxes" shall be construed accordingly;

     "TCGA"

     means the Taxation of Chargeable Gains Act 1992;

     "TERMINATION DATE"

     means the date on which the Vendor ceases to be employed by or render services to any Group Company;

     "TERRITORY"

     means each country in which the Company or any Relevant Company conducts the Restricted Business and/or supplies Restricted Goods and/or Services and each country in which the Company or any Group Company shall have entered into a Licence Agreement or Joint Venture Agreement under which any Licensee or Joint Venture Partner conducts the Restricted Business and/or supplies Restricted Goods and/or Services pursuant to any of the Licence Agreements or the Joint Venture Agreements (as the case may be);


     "VENDOR'S IRISH SOLICITORS"

     means Ahearne O'Shea & Co of 13-16 Dame Street, Dublin;

     "VENDOR'S SOLICITORS"

     means S J Berwin & Co of 222 Grays Inn Road, London WC1X 8HB;

     "WARRANTIES"

     means the warranties set out in Schedule 5.

    1.2 Except where the context otherwise requires words denoting the singular include the plural and vice versa and words denoting any one gender include all genders and words denoting persons include firms and corporations and vice versa.

    1.3 Unless otherwise stated a reference to a Clause or sub-clause or a
Schedule is a reference to a clause or a sub-clause of or a schedule to this Agreement. References in this Agreement include the Schedules and the Schedules form part of this Agreement.

    1.4 References to any statute or statutory provision shall be deemed to include a reference to any amendment or re-enactment thereof or substitution therefor from time to time and any rules orders regulations and delegated legislation made thereunder and shall include a reference also to any past statutory provisions (as from time to time amended or re-enacted) which such statute or statutory provision directly or indirectly has replaced provided that any such amendment, re-enactment or any such rules do not impose any greater obligations upon the parties than at the date hereof.

    1.5 Words and expressions contained in this Agreement shall where the context so admits have the meanings thereby attributed by the Companies Act 1985 (as amended).

    1.6 A reference to a SSAP is a reference to a statement of standard accounting practice adopted by the Accounting Standards Board and a reference to a FRS is a reference to a financial reporting standard adopted by the Accounting Standards Board.

    1.7 Where in this Agreement the expression "to the best of the Vendor knowledge and belief" or "so far as the Vendor is aware" or any wording which has similar effect there shall be deemed to be added the words "all reasonable enquiry having been made".

2. SALE AND PURCHASE OF THE SHARES

    2.1 Subject to the terms of this Agreement the Vendor shall sell and Europe shall purchase 250,000 of the Shares and Asia shall purchase 250,000 of the Shares with full title guarantee for the Consideration free from all Security Interests but together with all rights and privileges attaching thereto now and hereafter including (without limitation) the right to receive all dividends and other distributions declared made or paid thereon on or after the Completion Date.

3. CONSIDERATION

    3.1 The Consideration shall be the aggregate of the sum of (pound)1,000,000 to be satisfied in cash and the issue to the Vendor of the Europe Shares and the Asia Shares.

    3.2 The Europe Shares and the Asia Shares shall rank pari passu with the shares of Common Stock of Europe and Asia respectively in issue at the date of allotment thereof save that they will not rank for any dividend declared or paid prior to the date hereof nor will they be registered pursuant to the United States of America Securities Act of 1933.

4. COMPLETION

    4.1 Subject to the provisions of this Clause Completion shall take place at the offices of the Purchaser's Solicitors immediately after the signing of this Agreement.

    4.2 On or before Completion the Vendor shall repay all monies then owing by him to the Company or to any Group Company.

    4.3 At Completion the Vendor shall procure the delivery to the Purchaser of:-

            4.3.1 the share certificates and transfers duly executed by the Vendor in favour of Europe for 250 of the Shares and Asia for 250 of the Shares (and/or such other persons(s) as it shall have nominated);

            4.3.2 an engrossment of the Deed of Covenant duly executed by the Vendor;

            4.3.3 the Certificates of Title and the title deeds and other documents relating to the Premises not subject to mortgages;

            4.3.4 the share certificates in respect of all issued shares in the Subsidiaries and duly executed transfers of such shares not registered in the name of the Company in favour of the Purchaser or a person nominated by the Purchaser and any other documents of title relating to the investments of the Group Company;

            4.3.5 statements of balances at a date not more than three days prior to Completion with reconciliations to the Business Day preceding the Completion Date on all bank accounts of each Group Company and all current cheque books relating to such accounts and forms to amend the mandates given to the relevant banks and other institutions in such manner as the Purchaser shall direct;

            4.3.6      the Service Agreement duly executed by the Vendor;

            4.3.7      a letter in agreed form from Rhodes & Rhodes;

            4.3.8 the resignations in agreed form of such persons as the Purchaser shall stipulate as directors of the Group Companies other than the Vendor and of the current secretary of the Group Companies acknowledging that he has no claim against the Group Companies for loss of office;

            4.3.9 the statutory books Certificates of Incorporation and on Change of Name (if applicable) books of account and documents of record of each Group Company complete and up to date;

            4.3.10 written confirmation from the Vendor that the Group is not indebted to him in any way otherwise than in respect of accrued salary, pension contributions and other benefits relating to his employment for the current month, (whether actually or contingently) and that after compliance with sub-clause 4.2 he will not be indebted to the Company or any other member of the Group or vice versa;

            4.3.11 irrevocable power of attorney (in such form as the Purchaser may reasonably require) executed by the Vendor in favour of the Purchaser to enable the Purchaser (pending registration of the transfer of the Shares hereunder) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose; and

            4.3.12     an executed original of the Registration Rights
                       Agreement.

    4.4     On Completion the Vendor shall procure:-

            4.4.1 the passing at a duly convened meeting of the Board of Directors of the Company of resolutions:-

                       4.4.1.1 approving (subject only where necessary to their being duly stamped) the transfer of the Shares hereunder;

                       4.4.1.2 accepting the resignations of such persons as the Purchaser shall stipulate as directors of the Group Companies other than the Vendor and of the current secretary of the Company;

                       4.4.1.3 appointing such persons as the Purchaser shall stipulate as additional directors and as secretary of the Company;

                       4.4.1.4 changing the accounting reference date of the Company to 30 September;

                       4.4.1.5 changing the registered office to such address as the Purchaser shall require;

                       4.4.1.6        approving and executing the Service
                                      Agreement;

                       4.4.1.7 modifying all existing bank and other mandates as the Purchaser shall direct; and

            4.4.2 the passing at duly convened meetings of the Board of Directors of each other Group Company of resolutions:-

                       4.4.2.1 accepting the resignations of such persons as the Purchaser shall stipulate as directors of the Group Companies other than the Vendor and of the current secretary;

                       4.4.2.2 appointing such persons as the Purchaser shall stipulate as additional directors and as secretary;

                       4.4.2.3 approving the transfer of any shares not registered in the name of the Company to a nominee identified by the Purchaser (and subject only to the stamping of the same);

                       4.4.2.4 changing the accounting reference date to 30 September;

                       4.4.2.5 changing the registered office to such address as the Purchaser shall require;

                       4.4.2.6 modifying all existing bank and other mandates as the Purchaser shall direct.

    4.5 Upon completion of all the matters referred to in sub-clauses 4.2 to 4.4 above Asia and Europe (as the case may be) shall:-

            4.5.1 satisfy the Consideration by the telegraphic transfer of (pound sterling)1,000,000 to the Vendor's Solicitors and the issue of the Europe Shares and the Asia Shares to the Vendor and the delivery to the Vendor's Solicitors of stock certificates therefor (whose receipt thereof shall be an absolute discharge of the Purchaser and the Purchaser's Solicitors);

            4.5.2 deliver to the Vendor's Solicitors a counterpart of the Deed of Covenant duly executed by the Purchaser; and

            4.5.3 grant options in the agreed form in favour of the Vendor over 250,000 and 277,193 shares of Common Stock par value US$.00001 per share of Europe and Asia respectively;

            4.5.4 deliver to the Vendor's Solicitors an executed original of the Registration Rights Agreement; and

            4.5.5 appoint the Vendor (who hereby consents to so act) as a director of each of Europe and Asia.

    4.6 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all such Shares is completed simultaneously.

    4.7 The Vendor shall forthwith after the date hereof use his best endeavours to procure the rectification of the Proprietorship Register of the title to the freehold property at Unit 1 Hurlingham Business Park which is registered at HM Land Registry under title number NGL 619344 to provide that the registered proprietor is stated to be the trustees of the Countdown plc Self Administered Scheme and the rectification of the lease of the said property dated 12 July 1995 to provide that the lessor is named as the trustees and to procure that the trustees enter into a deed of variation in the form attached to the Option Agreement dated 23 August 1996 made between the Vendor and International Advance, Inc. Upon completion of the matters referred to in this Clause 4.8 Asia shall execute and deliver to the Vendor the Parent Company Guarantee.

    4.8 Each of the Purchasers shall use its best endeavours to procure the release of the bank guarantee of the Vendor dated 11 March 1997 in favour of National Westminster Bank plc to secure the liabilities of the Company within ninety days of Completion and pending such release the Purchaser shall indemnify the Vendor against all liabilities arising under such guarantee after Completion save in the event of fraud on the part of the Vendor.

5.  WARRANTIES

    5.1 The Vendor hereby warrants to the Purchaser (both for themselves and as trustee for all other members of the enlarged Group) as to the accuracy of the Warranties.

    5.2 The Warranties are given subject to the statements of fact fairly disclosed in the Disclosure Letter and which if not so disclosed would have rendered a Warranty untrue and which disclosures the Vendor warrants represents and undertakes to be true and accurate and not misleading.

    5.3 Each of the Warranties shall be a separate Warranty and shall in no way be limited or reduced by reference to the terms of any other Warranty.

    5.4 The Purchaser has entered into this Agreement on the basis of the Warranties and in reliance on them.

    5.5 The Purchaser warrants that at the date hereof it has no knowledge of any fact or matter which may render any Warranty untrue.

    5.6 In the event of a breach of any of the Warranties the Vendor shall not be entitled to disclaim liability therefor on the grounds that loss in respect thereof has been suffered by the relevant Group Company rather than by the Purchaser nor raise as a defence the fact (if it be the case) that the relevant Group Company and/or its employees officers agents or advisers had or ought to have had at any time knowledge of the breach complained of.

    5.7 No proceedings shall be commenced in respect of any claim for breach of the Warranties or the Deed of Covenant unless: -

        5.7.1     notice giving reasonable details of the claim:

                  5.7.1.1 shall, in the case of any claim other than a claim relating to Taxation, have been delivered to the Vendor by the Purchaser as soon as reasonably practicable after it has become aware of it and in any event not later than twenty-one months after the date of Completion; and

                  5.7.1.2 insofar as such breach relates to Taxation, shall have been delivered to the Vendor by the Purchaser as soon as reasonably practicable after it has become aware of it and in any event within seven years of the date of Completion; and

        5.7.2 the amount of each claim exceeds (pound sterling) 2,500 and when aggregated with all the other claims exceeds (pound sterling) 50,000 in which event the full amount (and not only the excess) may be claimed under legal proceedings.

    The limitations in this Clause 5.7 and in Clauses 5.8 to 5.10 and 5.12 shall not apply in the case of fraud by the Vendor.

    5.8 The total amount of the liability in respect of any and all claims under the Warranties and the Deed of Covenant shall be limited to (pound sterling) 2,500,000 provided that the Vendor may at his election settle any such claim in cash and/or by the delivery to the Purchaser (or as it shall direct) of Europe Shares and/or Asia Shares (on the basis that each such share has a value of (pound sterling) 0.60) provided further that the Vendor shall pay to the Purchaser not less than 40% in respect of each such claim in cash. In the event that the Vendor settles part of any such claim by the delivery of Europe Shares and/or Asia Shares, the Vendor shall transfer such shares to the Purchaser (or as it shall direct) with full title guarantee free from all Security Interests but with all rights then attaching thereto and deliver up the relative certificate(s) therefor.

    5.9 If, subsequent to any payment by the Vendor to the Purchaser in respect of any Warranty claim or any claim under the Deed of Covenant, the Group or the Purchaser or either of them receives any payment from any third party in respect of the loss suffered by the Company which resulted in the claim, the Purchaser shall reimburse to the Vendor the amount so recovered less all reasonable costs and expenses (including any Tax liability) of the recovery but including in addition any interest or repayment supplement paid by the Inland Revenue or HM Customs & Excise and the Purchaser shall and shall procure that the Group shall use all reasonable endeavours to enforce any rights to make any such recovery from any third parties subject to the Purchaser and the Group being indemnified and secured to their reasonable satisfaction by the Vendor against all losses, liabilities, costs and expenses properly and reasonably incurred in connection with the enforcement of such rights.

        5.10.1 Upon the Purchaser or the Group becoming aware of any claim, action or demand ("a Claim") against the Company or any matter ("a Relevant Matter") likely to give rise to any of these in respect of the Warranties or the Deed of Covenant, then provided that the Purchaser's claim against the Vendor shall not be prejudiced the Purchaser shall:


                     5.10.1.1 as quickly as reasonably possible, notify the Vendor by written notice as soon as it is reasonably clear to the Purchaser that the Vendor is or may become liable under the Warranties or the Deed of Covenant and in the case of a matter relating to Taxation provide reasonably sufficient details of such claim, details of the due date for any payment and the time limits for any appeal, as soon as possible and in any event not more than 14 days after the Purchaser or the Group becomes aware of such claim;

                     5.10.1.2 at the request of the Vendor, allow the Vendor to take the sole conduct of such actions as the Vendor may deem reasonably appropriate in connection with any such Claim in the name of the appropriate Group company and in that connection the Group and the Purchaser shall give or cause to be given to the Vendor all such assistance as he may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such Claim; and

            5.10.1.3 take all reasonable action to mitigate any loss suffered by it or any member of the Group of which a Claim could be made under the Warranties;

            5.10.1.4 give such information to the Vendor and his professional advisers as the Vendor may reasonably request for the purpose of the Vendor exercising his entitlement as specified in sub-clause 5.10.1.2 provided that the Vendor and his professional advisers shall keep all such information confidential save only as may be required for the purposes of such claim;

            5.10.1.5 save where the Purchaser is of the reasonable opinion that its or the Group's position with regard to such Claim may be prejudiced make no admission of liability, agreement, settlement or compromise with any third party in relation to any such Claim without the prior written consent of the Vendor (such consent not to be unreasonably withheld or delayed).

            5.10.2.1 The Purchaser and the Group shall not be obliged to comply with sub-clauses 5.10.1.2 to 5.10.1.5 above unless within 14 days of any notice given to him pursuant to sub-clause 5.10.1.1 the Vendor shall indemnify and secure the Purchaser and the Group (to their reasonable satisfaction) against all losses, liabilities, costs and expenses that the Purchaser and the Group may reasonably and properly incur thereby PROVIDED THAT if the Vendor does not request the Purchaser to take any action within 14 days as aforesaid, or the Purchaser shall not be indemnified or secured at any time as provided in this sub-clause, the Purchaser shall be free to take such action in relation to the claim as it in its discretion shall think fit;


            5.10.2.2 The Vendor shall procure that the Purchaser is promptly sent copies of all written communications or notified in writing as to the substance of all oral communications pertaining to any Claim or any Relevant Matter;

            5.10.2.3 The Vendor shall, in conducting any action in connection with any Claim, promptly consult with the Purchaser on any matter which is relevant to it; and

            5.10.2.4 the Vendor shall conduct all Claims with due diligence and without neglecting his duties under the Service Agreement and shall engage professional advisers approved by the Purchaser for the purposes of any such Claim.

    5.11 The Purchaser hereby agrees that it has not been induced to enter into this Agreement on the basis of any warranties, representations or undertakings other than the Warranties and the Deed of Covenant.

    5.12     No claims under the Warranties shall be made against the Vendor:

             5.12.1 to the extent that the breach giving rise to a possible Claim occurs or is increased by reason of any voluntary act or omission on the part of the Purchaser which occurs after the date of this Agreement other than in the ordinary course of business or by reason of any matter which would not have arisen but for the coming into force of any legislation not in force at the date of this Agreement or the withdrawal of any relief, allowance or concession available at the date of this Agreement (whether or not such legislation or withdrawal purports to be effective retrospectively in whole or in part) or as a result of any increase in any rate of taxation or by reason of any change occurring after the date of this Agreement in Inland Revenue practice or by reason of any change occurring after the date of this Agreement in any principle of common law (whether or not any of the aforegoing purports to be effective retrospectively in whole or in part);

             5.12.2     to the extent that a member of the enlarged Group is
                       entitled to claim indemnity against any loss or damage suffered by a member of the enlarged Group arising out of a breach giving rise to a Claim, under the terms of any insurance policy in force on the date of the loss less the amount of any increased premium payable by reference to such claim;

             5.12.3     to the extent that provision or reserve has been made in
                       the Accounts in respect of the matter to which such liability relates;

             5.12.4     to the extent that the breach giving rise to a possible
                       Claim arises as a result of any change in the basis of accounting or tax computation of any member of the Group after the date of this Agreement;

             5.12.5     based upon a liability which is contingent only unless
                       and until such contingent liability becomes an actual liability and is due and payable.

    5.13 The Vendor shall not be liable in respect of any breach of any Warranty and if and to the extent that the loss occasioned thereby has been recovered under the Deed of Covenant and vice versa.

    5.14 Notwithstanding anything expressed or implied in this Agreement to the contrary, any payment by the Vendor pursuant to a Claim shall be treated for all purposes by the parties as a reduction in the Consideration and Clause 3 shall be modified accordingly.

    5.15 The Purchaser shall have no right (whether before or after Completion) to rescind this Agreement under this Agreement or under the provisions of the Misrepresentation Act 1967 or the Unfair Contract Terms Act 1977.

    5.16 Claims under this Agreement or the Deed of Covenant by the Purchaser shall only be capable of being made once in respect of the same subject matter, so that, for the avoidance of doubt Asia may not recover for losses recovered by Europe and vice versa.

    5.17 The Purchaser hereby warrants to the Vendor as to the accuracy of the Purchaser's Representations.

6.  CONTINUING OBLIGATIONS

    6.1 The Vendor covenants with the Purchaser (for themselves and as trustee for the enlarged Group) that he will not either directly or indirectly whether on his own account or in conjunction with or on behalf of any other person, whether as principal, partner, shareholder, employer, employee, agent or otherwise howsoever in any individual, fiduciary or representative capacity:-

            6.1.1      during the Restricted Period:-

                       6.1.1.1 canvass or solicit or entice away or attempt to canvass or solicit or entice away from any Group Company the custom of any Customer for the purposes of carrying out any Restricted Business in competition with any Group Company;

                       6.1.1.2 contract with or work for any Customer for the purpose of carrying out any Restricted Business or supplying Restricted Goods and/or Services in competition with any Group Company;

                       6.1.1.3        by reference to sub-clauses 6.1.1.1 and
                                      6.1.1.2 above approach any Customer for
                                      such purpose or authorise or assist the
                                      taking of such actions by any other
                                      person;

                       6.1.1.4 induce or attempt to induce any Discounter or party contracting with any Relevant Company to cease to supply or to restrict or vary the terms of supply or contract terms to or with any of the Group Companies or any Licensee or any Customer where such cessation, restriction or variation will be or is likely to be detrimental to the business of any Group Company;

                       6.1.1.5 supply Restricted Goods and/or Services to any Customer in competition with the Company or any Group Company;

            6.1.2      during the Restricted Period:-

                       6.1.2.1 solicit or entice away or attempt to solicit or entice away any person defined in sub-clause 6.1.2.3 below or authorise the taking of any such actions by any other person;

                       6.1.2.2 offer employment to or employ or enter into partnership or association with or retain the services whether as agent consultant or otherwise of any person defined in sub-clause 6.1.2.3 below;

                       6.1.2.3        sub-clauses 6.1.2.1 and 6.1.2.2 above
                                      refer to any person who at any time during the period of 6 months preceding Completion was a director or employee earning in excess of (pound)25,000 per annum (other than secretarial clerical office junior or part-time) of the Company or of any Group Company;

            6.1.3      during the Restricted Period:-

                       6.1.3.1 solicit or entice away or attempt to solicit or entice away any Licensee or Joint Venture Partner or authorise the taking of any such action by any other person where the effect or likely effect of a breach of the provisions of this sub-clause will be or is likely to be detrimental to the business of any Group Company;

                       6.1.3.2 offer to contract with any Licensee or Joint Venture Partner under circumstances where such party is likely either to cease to deal with any Group Company or to seek to vary the terms of its contract with any Group Company, where such variation will be or is likely to be detrimental to the business of any Group Company;

            6.1.4 without prejudice to the rights of any Group Company in the Intellectual Property Rights for a period of two years from Completion or ceasing to be employed by or render services to any Group Company whichever is the later be Materially Interested in any Person providing Restricted Goods and/or Services within the Territory in competition with the

                       Company or any Company or Licensee or Joint Venture Partner or otherwise work or engage or be involved in any capacity in the Restricted Business in competition with any or Licensee or Joint Venture Partner Company in the Territory;

              6.1.5 without prejudice to 6.1.4 above for a period of five years from Completion or ceasing to be employed by or render services to any Group Company and save on behalf of any company in the enlarged Group for any reason whatsoever be engaged interested or concerned whether directly or indirectly and whether as partner agent consultant employee share or debenture holder in any aspect of the Restricted Business in the Territory using a name or trading style in which any part of the name or names or trading names or styles of any of the companies in the enlarged Group occurs and will not knowingly during such period lend his support directly or indirectly to any such business using such name or trading name or style.

    6.2 The Vendor hereby covenants with the Purchaser and with the remainder of the enlarged Group that he will not at any time hereinafter divulge or communicate to any person other than in confidence to officers or employees of the enlarged Group whose province it is to know the same or on the instructions of the Purchaser and other than information to the extent that the same is in the public domain any trade secret or other confidential information relating or belonging to the Company or any member of the enlarged Group including but not limited to any information of a confidential nature relating to clients client lists or client requirements price lists or pricing structures marketing and information business plans financial information plans and forecasts know how methods or processes used reports or research or any information which has been given to the Company or any company in the enlarged Group in confidence by clients or other persons and he shall use all reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters provided that this clause shall not prevent any disclosure required by a Recognised Investment Exchange,a court of law or pursuant to any actual or contemplated legal proceedings.

    6.3 Each of the obligations contained in each sub-clause of this Clause 8 shall be construed as separate and severable obligations.

         6.4 While the restrictions set out herein and the definitions of "Customer", "Restricted Business", "Restricted Goods and/or Services" "Joint Venture Partner", "Licensee" and "Discounter" are considered by the parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions or definitions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or the Group but would be adjudged reasonable if any particular restriction or restrictions or definition were deleted or if any part or parts of the wording thereof were deleted then the restrictions and definitions set out herein shall apply with such deletions restrictions or limitations as the case may be.

7. WAIVERS AND VARIATIONS

         7.1 No waiver or variation of any provision of this Agreement shall be duly made or deemed to have been duly made unless in writing and signed by all parties (or by a duly authorised officer or director on behalf of a party) to this Agreement.

         7.2 The failure by any party to insist on any occasion upon the performance of any term condition or provision of this Agreement shall not thereby act as a waiver of such breach or an acceptance of any variation.

8. FURTHER ASSURANCE

         8.1 The Vendor shall procure the convening of such meetings and the giving or passing of such waivers and resolutions and shall do or procure all such other acts and things as shall be necessary under the Companies Act 1985 or the Articles of Association of the Company or otherwise to give effect to the provisions of this Agreement.

         8.2 The Vendor shall render to each company in the enlarged Group such assistance as it may require in connection with its negotiations and dealings with each of the Licencees and Joint Venture Partners and will when requested do all such things and sign all such documents as may be required to give effect to the terms of each of the Licence Agreements and the Joint Venture Agreements.

         8.3 The Vendor undertakes that he will not knowingly do or permit anything to be done which may endanger the Intellectual Property Rights anywhere in the world or so far as it is within his power assist or allow others to do so.

         8.4 The Vendor shall render to the Purchaser and to each company in the enlarged Group all reasonable assistance (including but not limited to evidence of user) in order to assist the Purchaser and each company in the enlarged Group to defend, protect and procure the registration of and enjoy the full benefit of the Intellectual Property Rights.

         8.5 The Vendor shall immediately notify the Purchaser of all infringements or imitators of the Intellectual Property Rights anywhere in the world which come to his attention or any attempts to challenge the enlarged Group's rights to use any of the Intellectual Property Rights anywhere in the world, and to resist any action or claim or proceedings brought against any Company in the enlarged Group in connection with the Intellectual Property Rights. The Vendor agrees to provide such co-operation in the prosecution of any action which the Purchaser in its reasonable discretion consider appropriate including the provision of evidence. The Purchaser shall have the conduct of any such action and pay all legal expenses and costs which may arise from the joining of the Vendor as a party.

9. GENERAL

         9.1 Non-Merger All provisions of this Agreement shall (so far as they are capable of being performed or observed) continue in full force and effect notwithstanding Completion.

         9.2 Announcements No announcement or information concerning this Agreement shall be made or issued by any of the parties hereto except in agreed form provided that nothing in this sub-clause shall prevent the Purchaser from making such announcement or sending such circular as the rules of any Recognised Investment Exchange or any other statutory or regulatory body may require.

         9.3  Notices

                  9.3.1 Any notice demand proceedings or other communication to be given made or served hereunder or by reference hereto shall be in writing and:-

                           9.3.1.1 sent by first class prepaid or registered
                                   post; or

                           9.3.1.2 delivered personally; or

                           9.3.1.3 transmitted by facsimile

                           to the party or parties to be served at the addresses stated herein or at such other address within the United Kingdom from time to time notified in writing by or on behalf of any such party to the other parties or in the case of the Vendor at the offices of the Vendor's Solicitors marked with reference 79/408 and in the case of the Purchaser at the offices of the Purchaser's Solicitors marked with reference TJW/TR240.009;

                  9.3.2 Any such notice demand proceedings or other communication given made or served pursuant to sub-clause 11.3.1 above shall be deemed to have been received and effectively served:-

                           9.3.2.1 upon the day of delivery or transmission if
                                   delivered personally or transmitted by
                                   facsimile before the end of a Business Day;
                                   or

                           9.3.2.2 on the next following Business Day if sent by
                                   first class prepaid or registered post or if transmitted by facsimile or delivered personally after the end of a Business Day or on any other day not being a Business Day.

                  9.3.3 For the purposes of this sub-clause 11.3 references to a Business Day shall be deemed to commence at 9.00 am and terminate at 6.00 pm.

                  9.3.4 In proving service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and posted as a first class pre-paid or registered letter or that the facsimile transmission was duly transmitted to the addressee.

         9.4   Entire Agreement

This Agreement (together with the documents referred to herein) constitutes the whole agreement between the parties hereto in relation to the transactions referred to herein and supersedes any previous agreement between the parties in relation to such transactions.

         9.5   Restrictions

No provisions of this Agreement or any agreement or arrangement of which it forms part by virtue of which this Agreement or any agreement or arrangement is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until the day after particulars of this Agreement or any agreement or arrangement of which it forms part (as the case may be) have been furnished to the Director General of Fair Trading pursuant to Section 24 of the Restrictive Trade Practices Act 1976.

         9.6  Costs

Each party shall bear its own costs and expenses in relation to the preparation negotiation execution and carrying into effect of this Agreement and any matters provided for hereunder.

         9.7  Enforceability

The illegality of any part of this Agreement or of any agreement or arrangement of which it forms part shall not affect the legality or validity of the remainder of the same.

         9.8  Successors

The rights and obligations of the Vendor under this Agreement shall enure for the benefit of and be enforceable against and binding upon his personal representatives and estates.

         9.9  Jurisdiction

This Agreement shall be governed by and construed and interpreted in accordance with English law and the parties agree to submit to the jurisdiction of the High Court of Justice in England in relation to any claim or dispute which may arise hereunder and hereby agree for the purpose of Order 10, Rule 3 of the Rules of the Supreme Court of England (or any modification or re-enactment thereof) and in any proceedings in any other jurisdiction that any process may be served on any of them in the manner therein provided.

AS WITNESS this Agreement has been executed the day and year first before written.

                                   SCHEDULE 1
                              DETAILS OF THE VENDOR

                (1)
                                                   (2)

Name and address                             No. of Shares held

C. E. C.   Radbone                                  500,000
19 Calonne Road
London SW19 5HH

                                   SCHEDULE 2

                             DETAILS OF THE COMPANY

                           COUNTDOWN HOLDINGS LIMITED

Registered number:                        2741762
Registered office:                        42 Doughty Street
                                          London WC1N 2LY

Date of incorporation:                    21 August 1992
Place of incorporation:                   England and Wales
Authorised share capital:                 (pound)500,000
Issued share capital:                     (pound)500,000
Registered shareholder:                   C.E.C. Radbone
                                          19 Calonne Road
                                          London SW19 5HH

Directors:                                C.E.C. Radbone
                                          (As above)

Secretary:                                A. Withers
                                          31 Sea Road
                                          Milford-on-Sea
                                          Hants SO41 0PH

                                   SCHEDULE 3

                           DETAILS OF THE SUBSIDIARIES

                                  COUNTDOWN PLC


Registered number:                        986149
Registered office:                        42 Doughty Street, London WC1N 2LY

Date of incorporation:                    4/8/1970
Place of incorporation:                   England & Wales
Authorised share capital:                 (pound)250,000
Issued share capital:                     (pound)150,000
Registered shareholders:
C E C Radbone                             1 Ordinary Share
Countdown Holdings Limited                1,000 Deferred Ordinary Shares
                                          148,999 Ordinary Shares

Director:                                 C.E.C. Radbone

Secretary:                                Adrian Withers

                                   SCHEDULE 4

                                     PART 1

                                ENGLISH PREMISES


Unit 11 Steele Road London NW10 registered with freehold title at H M Land Registry under title number NGL 553119.

Leasehold premises at Unit 1 Hurlingham Business Park London SW6 held pursuant to a lease dated 12 July 1995 made between Countdown Plc Self Administered Scheme and Countdown Plc.

                                     PART II

                                 IRISH PREMISES

Leasehold premises at Third floor, 39 Fitzwilliam Street Dublin 2 held pursuant to an agreement dated 1 October 1994 made between Balmore Properties Limited and Countdown Plc.

                                   SCHEDULE 5

                                   WARRANTIES

1.  INTERPRETATION

         1.1 References in this Schedule to "the Company" shall wherever the context so admits extend to and include each and every other member of the Group and accordingly each Warranty when given in relation to the Company shall be deemed to have been given in addition in relation to each other member of the Group.

2.  INFORMATION

         2.1 The information contained in the Disclosure Letter is true and accurate and complete in all respects and is not misleading.

         2.2 The information contained in Schedules 1 to 4 is true and accurate and complete in all respects.

         2.3 The Vendor has disclosed full and accurate details of the Company's liabilities in respect of RSVP Publishing Limited ("RSVP") and the Company has not agreed to and is under no obligation to lend RSVP further monies.

         2.4 RSVP is a dormant company and the Vendor has disclosed full and accurate details of its assets and liabilities.

3.  ACCOUNTS

         3.1 The Accounts have been prepared in accordance with the historic cost convention and generally accepted accounting practice in England and Wales and comply with the requirements of the Companies Act 1985 and other relevant statutes and all current and relevant SSAPs and FRSs and have been prepared on consistently applied bases and principles and give a true and fair view of the state of affairs and financial position of the Company for the financial year ended on the Accounts Date.

         3.2 The Accounts make proper provision for all known liabilities and proper provision or reserve or notes (as appropriate in accordance with good accounting practice) for all bad and doubtful debts, all actual, disputed or deferred liabilities whether liquidated or unliquidated and all capital commitments as at the Accounts Date.

         3.3 Proper provision or reserve (as appropriate) has been made in the Accounts for all taxation (including for the avoidance of doubt deferred tax) for which the Company is or may become liable or accountable (whether primarily or otherwise) as a result or in consequence of any income, profits or gains earned, accrued or received or deemed to have been or treated as earned, accrued or received for taxation purposes on or before the Accounts Date and for all transactions, acts and omissions on the part of the Company or any one or more or all of its employees, directors, shareholders and agents at any time on or before the Accounts Date including, without limitation, distributions made down to the Accounts Date or provided for in the Accounts.

         3.4 None of the audited accounts of the Company for the five preceding accounting periods were qualified by the auditors.

         3.5 The profits and losses of the Company shown by the Accounts and by the audited accounts of the Company for the three preceding accounting periods and the trend of profits and losses thereby shown have not (except as therein disclosed) been affected to a material extent by any non-recurring, exceptional, extraordinary or short-term item (including, but not limited to, any pension contribution holiday or any rental or other outgoing at below market rates) which has rendered such profits or losses unusually high or low.

         3.6 All books of account and other accounting records of the Company have been kept on a consistent basis, are in its possession, made up to date in all material respects and contain the information required by law and generally accepted accounting principles.

4.  POST BALANCE SHEET EVENTS

         4.1 The Company has since the Accounts Date carried on its business in the ordinary and usual course without any interruption or alteration in the nature, scope or manner of the business and under its own name and has not (other than in the ordinary course of business) parted with any of its assets.

         4.2 The business of the Company has not since the Accounts Date been materially and adversely affected by the loss of any client or customer or source or employee or employees or by any abnormal factor not likewise affecting similar businesses and there has been no material change in the turnover, financial, contractual or trading position of the Company.

         4.3 Since the Accounts Date no change has been made in the basis of remuneration of any directors agents or employees of the Company and the Company has not made or paid any compensation (whether in money or otherwise) to any director officer or employee of the Company by way of compensation for loss of office termination of employment unfair or wrongful dismissal redundancy or otherwise howsoever nor has agreed so to do.

         4.4 Other than in the ordinary course of business the Company has not since the Accounts Date assumed or incurred any material liabilities (including contingent liabilities).

         4.5 The Company has not since the Accounts Date made or agreed to make any donation for political or charitable purposes nor made or agreed to make any covenant to such effect.

         4.6 Since the Accounts Date the Company has not acquired or agreed to acquire any asset for a consideration which is materially higher than market value at the time of acquisition and has not disposed of or agreed to dispose of any asset for a consideration which is materially lower than market value or book value,whichever is the higher, at the time of disposal.

         4.7 Since the Accounts Date there have been no unusual increases or decreases in stock levels.

         4.8 Since the Accounts Date no distribution of capital or income has been declared, made or paid in respect of any share in the capital of the Company.

         4.9 The retained loss for the year ended 31 August 1996 as will be shown by the audited consolidated profit and loss account of Countdown Holdings Limited for the year ended 31 August 1996 will not be more than (pound)296,000 the net assets as will be shown in the audited consolidated balance sheet of Countdown Holdings Limited as at 31 August

1996 will not be less than (pound)161,000 excluding any revaluation reserve.

5.  ASSETS

         5.1 The Company is the absolute and beneficial owner of and has good and marketable title to the assets referred to in the Accounts (which comprise all the assets of the Company other than the Properties) all of which are held free from all liens, charges, options, pledges and encumbrances (or any agreement to grant such) and are within the sole possession or control of the Company.

         5.2 There are no subsisting leasing, lease purchase, hire purchase or rental agreements nor any credit sale agreement or like agreement or arrangement affecting any of the assets.

         5.3 Maintenance contracts for the maintenance by outside or specialist contractors of all assets of the Company which it is normal or prudent to have so maintained (or the Company is required to have so maintained) including, without limitation, all plant and machinery (including fixed plant and machinery), vehicles and office equipment used by the Company in connection with its business are in full force and effect.

         5.4 All items referred to in paragraph 5.3 above and any others used by the Company in the course of its business are in good repair and condition, have been regularly maintained and are in satisfactory working order and so far as the Vendor is aware none is dangerous, inefficient or obsolete.

         5.5 The plant register kept by the Company a copy of which is annexed to the Disclosure Letter sets out a complete and accurate record of the plant and machinery, vehicles and equipment owned or used by it.

         5.6 The stock of packaging materials and finished goods now held by the Company is not excessive and is adequate in relation to the current trading requirements of the business of the Company and none of the stock is obsolete, slow moving, unusable, unmarketable or inappropriate or of limited value in relation to the current business of the Company and the stock is in good and marketable condition so far as the Vendor is aware and is capable of being sold by the Company in the ordinary course of its business in the time period within which the Company could reasonably be expected to sell such stock, based on the rate of turnover for the lines of products comprised within such stock for the year ended on the Accounts Date, in accordance with its current price list without rebate, discount or allowances to a purchaser.

         5.7 The Company has not purchased or acquired or agreed to purchase or acquire any stock, goods or materials on terms that property in the same does not pass until full payment is made or all indebtedness discharged.

         5.8 The Company is not the holder or beneficial owner of nor has agreed to acquire any share or loan capital of any company or corporation (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries nor is it nor has it agreed to become a member of any partnership, joint venture, consortium or unincorporated company or association nor has the Company any branch or permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) or any substantial assets outside the United Kingdom.

6.  COMPANY BOOKS/LEGAL REQUIREMENTS/MEETINGS

         6.1 The Company is validly incorporated with limited liability in England and has power and is entitled and duly qualified to carry on business in all jurisdictions in which its present business is now carried on.

         6.2 The statutory books and minute books are duly entered up and contain proper, accurate and complete records of all matters required to be dealt with therein.

         6.3 All the records, registers and books of the Company and all deeds and documents relating to the property and assets of the Company are in the possession of or under the control of the Company.

         6.4 A true and complete copy of each of the Memorandum and Articles of Association of the Company together with all resolutions required to be annexed to the same and referred to in Section 380 Companies Act 1985 is annexed to the Disclosure Letter and sets out in full the rights and restrictions attaching to the share capital of the Company.

         6.5 The Company has not received any notice, application or request for rectification of its register of members or any other record, register or book and there is no reason why and no facts or circumstances which would be likely to give rise to any reason why any such application or request might be made.

         6.6 Since the Accounts Date there has been no resolution of or agreement or arrangement entered into between the members or any class of members of the Company.

         6.7 The Company has properly and punctually made all returns which it is required to make to the Registrar of Companies, to any other governmental or regulatory body and to any local authority.

         6.8 Due compliance has been made with all the provisions of the Companies Act and other legal requirements, in connection with the formation of the Company, the allotment, issue, purchase and redemption of shares, debentures and other securities in the Company, the reduction of the authorised and issued share capital of the Company, any amendment to the memorandum or articles of association of the Company and the passing of resolutions and the payment of dividends by the Company.

         6.9 The Company has at all times conducted its business intra vires, has not entered into any transaction ultra vires the Company or outside of the authority or power of the directors of the Company and is not in breach of the provisions of the Articles of Association.

7.  LICENCES AND GRANTS

         7.1 All approvals, authorities, recognitions, permissions, consents, licences and permits (whether accorded by industry or statutory or municipal authorities or otherwise) whether in the United Kingdom or elsewhere relating or applicable to the Company or necessary or desirable for the due and effective operation of its business as it is presently carried on have been obtained and all such approvals, authorities, recognitions, permissions, consents, licences and permits are valid and subsisting and so far as the Vendor is aware there is no reason why any of the foregoing has or might become liable to be suspended, cancelled, revoked, forfeited or withdrawn.

         7.2 The Company has not applied for, or received, any grant, subsidy or financial assistance from any government department or agency or any local or other authority, whether under the Industry Acts, or a regional development grant, or temporary employment subsidy or otherwise.

         7.3 The Company has not done, or omitted to do, anything which could result in any such grant, subsidy or payment received or receivable by it becoming repayable or being withdrawn or withheld.

8.   ENVIRONMENTAL

         8.1 So far as the Vendor is aware the Company has not engaged in or permitted any operations or activities in, upon, or under the Premises or any portion thereof involving the handling, manufacture, treatment, storage, use, generation, recycling, release, discharge, refining, dumping or disposal of any Hazardous Materials under, in or about the Premises or has transported any Hazardous Materials to, from or across the Premises or has any knowledge of any Hazardous Materials migrating or threatening to migrate from any other properties onto, into or beneath the Premises or any portion thereof.

         8.2 So far as the Vendor is aware the Company has complied in all respects with all applicable Environmental Laws.

         8.3 The Company has not received any claim, notice or other written communication concerning or containing any alleged non-compliance or contravention of Environmental Laws or claim, notice or other communication alleging or concerning alleged liability for damages in connection with the Company's use or occupation of the Premises.

         8.4 So far as the Vendor is aware the Company has all registrations, permits, authorisations, licences and consents required to be issued by any relevant authority on account of any or all of its activities on the Premises and/or in relation to the business of the Company as it is now carried on in relation to Environmental Matters and is in full compliance with the terms and conditions of such registrations, permits, authorisations, licences and consents.

9.  COMMITMENTS BORROWINGS AND BANK ACCOUNTS

         9.1 The Company does not have any loan capital (including term loans) outstanding or created but unissued and has not agreed to create or issue any loan capital.

         9.2 The Company has not made any loan or quasi-loan contrary to the Companies Act 1985.

         9.3 There are no debts owing to the Company other than ordinary trade debts and the Company has not factored any of its debts and no such debts are overdue by more than three months or have been released on terms that the debtor pays less than the full book value of such debts or have been written off or have proved to any extent to be irrecoverable in a court of law or as a result of the debtor's insolvency or are subject to any counter-claim.

         9.4 There is no bank or deposit account for the Company apart from the accounts specified in the Disclosure Letter and the balances on such accounts as at a date not more than seven days before the date of this Agreement are disclosed in the Disclosure Letter. Since such date there have been no payments out of the account except for routine payments in the ordinary course of business.

         9.5 The total amount borrowed by the Company from its bankers does not exceed the respective overdraft facilities and the Company is not in breach of the terms of any other loan facilities and the total amount borrowed by the Company does not exceed any limitation on borrowings contained in the Articles of Association nor in any debenture or loan stock deed or in any other document or arrangement binding on it. Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company, all mortgages, charges, guarantees or indemnities granted by the Company or by which the Company is under an actual prospective or contingent liability are contained in the Disclosure Letter so far as the Vendor is aware and the Company has not done or omitted to do anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

         9.6 The Company has not repaid or become liable to repay any loan or indebtedness in advance of its stated maturity date.

         9.7 Other than as recorded in the books of account of the Company there are no unpresented cheques drawn by the Company and the Company has not accepted or endorsed any cheque, bill of exchange, promissory note or other instrument (whether maturing prior to, at or after Completion).

         9.8 No person (other than a Group Company) has given any guarantee of or security for any indebtedness or other liability of the Company whether actual prospective or contingent and no charge in favour of the Company is void or voidable for want of registration.

         9.9 Other than in the ordinary course of business there is no liability for industrial training levy or for any other like statutory levy or charge.

         9.10 There is no power of attorney or other authority (express or implied) which is still outstanding or effective to or in favour of any person, firm or company to enter into any contract or commitment or to do anything on behalf of the Company (other than the ostensible or implied authority of directors or of employees arising in the ordinary course of the business of the Company and in the ordinary course of their duties).

         9.11 There is not outstanding any indebtedness or other liability (actual or contingent) owing by or to the Company to or from any member of the Group or any officer of or other person connected with any member of the Group.

10.  CONTRACTS

         10.1 The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement, practice or liability which:--

                  10.1.1 is an agency, distributorship, joint venture, marketing, manufacturing, licensing or partnership agreement or arrangement; or

                  10.1.2 is of an unusual or abnormal nature or is otherwise than on arm's length terms or is outside the ordinary and proper course of the business of the Company; or

                  10.1.3 contains any warranties indemnities (other than as implied below) or representations by the Company or continuing restrictions on the activities of the Company; or

                  10.1.4 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken; or

                  10.1.5 is incapable of termination in accordance with its terms and without compensation by the Company on 60 days' notice or less; or

                  10.1.6 so far as the Vendor is aware, is likely to result in a loss to the Company on completion of performance; or

                  10.1.7 cannot readily be fulfilled or performed by the Company on time and in accordance with its terms without undue or unusual expenditure of money or effort; or

                  10.1.8 involves payment by the Company by reference to fluctuations in the Index of Retail Prices or any currency or other index; or

                  10.1.9 involves or is likely to involve the provision of goods or services the aggregate sales value of which will represent in excess of 10% per cent of turnover for the relevant preceding financial year of the Company; or

                  10.1.10 so far as the Vendor is aware suffers from any invalidity or in respect of which there are grounds for determination, recision, avoidance or repudiation by any other party; or

                  10.1.11 so far as the Vendor is aware has been or is required to be registered in accordance with or is invalidated (in whole or in part) by the Restrictive Trade Practices Acts 1976 and 1977 or which contravenes or is invalidated (in whole or in part) by the provisions of the Resale Prices Act 1976 or which by virtue of its terms or any practice carried on in connection therewith is a consumer trade practice (within the meaning of the Fair Trading Act 1973) or is liable to be referred to the Consumer Protection Advisory Committee under Part II of that Act or is or is likely to constitute an anti-competitive practice within the meaning of the Competition Act 1980 or contravenes the Trade Description Acts 1968 and 1972 or Part XI of the Fair Trading Act 1973 or the Consumer Credit Act 1974; or

                  10.1.12 so far as the Vendor is aware infringes or requires registration under Articles 85 or 86 of the Treaty establishing the European Economic Community or any Regulation or Directive issued thereunder; or

                  10.1.13 pursuant to its terms can be terminated or varied as a result of any change in the control of the Company.

         10.2 The Company has not given any guarantee or warranty or made any representation in respect of the supply of goods or services save for any guarantee or warranty implied by law.

         10.3 So far as the Vendor is aware no matter has arisen in respect of any contracts to which the Company is a party which is or could be construed as a potential or actual breach by any party thereto.

         10.4 There have been no material or written complaints within the last two years made by any party thereto in respect of any aspect of any of the contracts with clients customers or suppliers nor with regard to the performance of any agents or sub-contractors appointed by the Company to perform any part of any such contract.

         10.5 All current clients and customers have promptly paid or procured the payment of any remuneration due to the Company and no material client, customer or supplier of or to the Company has during the last twelve months ceased or indicated in writing an intention to cease (or to reduce the volume of) trading with the Company nor to the knowledge of the Vendor is likely to do so whether as a result of this Agreement or otherwise.

         10.6 No current client or customer has sought to negotiate in writing a reduction or material change in the terms of remuneration applicable to the arrangements it has for the supply of goods or services by the Company.

         10.7 Neither more than 5 per cent of the aggregate amount of all purchases nor more than 5 per cent of the aggregate amount of all sales by or services rendered by the Company are obtained from the same supplier or provided to the same client or customer (including associated clients or customers) nor so far as the Vendor is aware is any material source of supply to or from the Company in jeopardy.

         10.8 There is not outstanding any contract or arrangement to which the Company is a party and to which any director of the Company and/or any associate thereof is or has been interested whether directly or indirectly.

         10.9 No person is entitled to receive from the Company any introduction fee brokerage or other commission in connection with the introduction of or continuation of any business to or with the Company.

11.  EMPLOYMENT TERMS

         11.1 The only directors and the secretary of the Company are the persons whose names appear as such in this Agreement and there is no person who is or has been a shadow director (within the meaning of Section 471 Companies Act 1985) of the Company.

         11.2 The particulars of the identities and material terms and conditions of employment of all the employees and officers of the Company (including, without limitation, profit sharing or commission or share participation or discretionary or contractual bonus arrangements whether legally binding or not and other emoluments and benefits) have been fully and accurately disclosed in the Disclosure Letter and there are no negotiations for any increase in the emoluments or benefits of any such person(s) which are current.

         11.3 The Company has duly complied with the conditions for registration of any profit related pay schemes operated by it (and which are fully detailed in the Disclosure Letter) in accordance with the provisions of Sections 173-177 (inclusive) ICTA and Schedule 8 of that Act and has duly and promptly remitted all documentation and information required by Section 181 of that Act and the Company has received no notice of and so far as the Vendor is aware there are not likely to arise any grounds for cancellation of any profit related pay schemes registered by it and the Company has not received any notice and so far as the Vendor is aware there are no circumstances in which recovery of tax is likely to be made under Section 179 that Act.

         11.4 There are no contracts of employment whether written or oral with directors, officers or employees of the Company which are not determinable without giving rise to any claim for damages or compensation (other than a statutory claim for redundancy or unfair dismissal) by notice exceeding three months.

         11.5 There are no contracts of employment to which any relevant requirements of Section 319 Companies Act 1985 have not been fulfilled.

         11.6 No employee of the Company has given notice terminating his contract of employment or is under notice of dismissal and so far as the Vendor is aware there is no reason to believe that after Completion (whether by reason of an existing agreement arrangement or otherwise) or as a result of the implementation of this Agreement any officer or senior employee of the Company may leave and there are no present circumstances which are likely to give rise to any dispute between the Company or any of its employees, officers, former employees or former officers or their respective estates.

         11.7 No amount due to or in respect of any employee or former employee of the Company is in arrear and unpaid other than his salary for the month current at the date of this Agreement

         11.8 So far as the Vendor is aware each of the senior employees and officers of the Company who will be engaged in the business of the Company following Completion is generally in a good state of health and is not suffering from any illness or condition which does or might affect his work.

         11.9 The Company has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees and there are no claims at the date of this Agreement by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

         11.10 There is no dispute between the Company and any trade union or other organisation formed for a similar purpose existing or pending and there is no collective bargaining agreement or other arrangement (whether binding or not) to which the Company is a party.

12.  PENSION SCHEMES

         12.1 Other than pursuant to the money purchase scheme with Standard Life ("the Stanplan Pension Scheme") and the Self Administered Scheme established by Countdown Plc under a trust deed dated 1 August 1992 ("the Self Administered Scheme") Schemes there are no obligations (whether legally or morally binding or established by custom) to pay or provide or contribute to any pensions or retirement, death, sickness, disability, accident or other like benefits or super-annuation allowances gratuities or "relevant benefits" within the meaning of Section 612 ICTA to or in respect of officers or employees (or like obligations to or in respect of past officers or employees).

         12.2 The Disclosure Letter contains full and accurate written particulars of the Stanplan Pension Scheme and the Self Administered Scheme and:--

                  12.2.1 accurate, current and complete copies of all documents constituting or relating to both of the Schemes including all announcements, explanatory literature and the like;

                  12.2.2 a complete copy of the latest audited accounts for the Self Administered Scheme;

                  12.2.3 details of any material change in investment policy under the Self Administered Scheme since the date to which the latest accounts were made up.

         12.3 Contributions due from the Company under both of the Schemes from any employee of the Company and proving due under the Schemes have been paid.

         12.4 There is no litigation nor are there any arbitration proceedings currently pending or threatened by or against the trustees of the Schemes and there are no facts likely to give rise to any such litigation or arbitration proceedings.

         12.5 The Schemes comply with and have always been administered in accordance with all applicable laws regulations and requirements.

13.  CREDIT COMMITMENTS

         13.1 The Company is not a party to any contract for rent lease hire purchase or purchase on conditional sale or credit sale or by instalment of any chattels or to any bill of sale and is not in breach of any such contract or bill so disclosed.

14.  LITIGATION AND OBSERVANCE OF LAW

         14.1 Neither the Company or the Vendor or any director of the Company is at present engaged whether as plaintiff or defendant or otherwise in any legal action, arbitration proceedings or hearing before any court statutory or governmental body department board or agency (other than as plaintiffs in the collection of debts not exceeding [(pound)1,000] in aggregate and arising in the ordinary course of business) nor so far as the Vendor is aware are there any facts or circumstances which may give rise to any such legal action or arbitration proceedings being commenced by or against any such person.

         14.2 Neither the Company nor any of its directors and officers are being prosecuted for any criminal offence, no such prosecutions are pending and so far as the Vendor is aware there are no facts or circumstances which may lead to any such action proceeding hearing or prosecution.

         14.3 No litigation or arbitration proceedings commenced by or against the Company or which have been threatened to be so commenced have been settled or compromised during the period of five years ending on the date of this Agreement in respect of amounts exceeding in aggregate (pound)1,000.

         14.4 The Company is not subject to any order or judgement given by any court, governmental agency or other regulatory body and is not a party to any undertaking or assurance given to any court, governmental agency or other regulatory body which is still in force nor so far as the Vendor is aware are there any facts or circumstances which may result in the Company becoming subject to any such order or judgement or being required to be a party to any such undertaking or assurance.

         14.5 There have been no investigations of, or disciplinary proceedings made against, the Company or any of its officers or employees, no such investigations or disciplinary proceedings are currently pending and so far as the Vendor is aware, there are no facts or circumstances which may give rise to such investigations or proceedings.

         14.6 There is no dispute with any revenue, governmental, local authority or other official department in the United Kingdom or elsewhere in relation to the affairs of the Company and so far as the Vendor is aware there are no facts which may give rise to any such dispute.

         14.7 No order has been made or petition presented or resolution passed for the winding up of the Company nor has any distress execution or other process been levied in respect of the Company nor is any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

         14.8 So far as the Vendor is aware neither the Company nor any of its officers or employees during the course of their respective duties have committed or omitted to do any act or thing the commission or omission of which is or might be in contravention of any law of the United Kingdom or of any foreign country in which the Company conducts business and which gives rise to a liability on the part of the Company and neither the Company nor any of its officers or employees have received notice of any such contravention.

         14.9 The Company has conducted and is conducting its business in accordance with all applicable laws and regulations including the relevant codes relating to its industry and the Company has not received notice of any contravention thereof.

         14.10 Neither the Vendor nor the Company has at any time received any process, notice, communication or any formal or informal request for information with reference to any actual or proposed agreement, arrangement, concerted practice, trading policy or practice, course of conduct or activity of the Company from the Director General of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry, the Commission of the European Communities, the Restrictive Practices Court or from any other person or body (wherever situated) whose task it is to investigate, report or decide upon matters relating to monopolies, mergers or anti-competitive agreements or practices nor has the Company or anything done by the Company been the subject of any report, decision, order, judgement or injunction made, taken or obtained by any of such persons or bodies, nor has the Company given or been the subject of any undertakings or assurances given (directly or indirectly) to any such persons or bodies.

15.  SHARE CAPITAL

         15.1 The Shares constitute the whole of the issued and allotted equity share capital of the Company and are fully paid or credited as fully paid.

         15.2 There is no Security Interest in favour of any other person on over or affecting the Shares and there is no agreement or arrangement to give or create any Security Interest on, over or affecting the Shares and no claim has been made by any person claiming to be entitled to any of the foregoing.

         15.3 There are no agreements or arrangements in force which call (now or in the future) for the issue or transfer of or accord to any person the right (whether conditional or otherwise) to call for the issue or transfer of any shares, stock, debentures, debenture stock, loan notes (whether or not secured) bonds or other securities of the Company (including any option or right of pre-emption or conversion).

         15.4 The Company has not repaid or redeemed or agreed to repay any shares, stock debentures, debenture stock, loan notes (whether or not secured), bonds or other securities of the Company.

         15.5 The Company has never purchased or agreed or committed itself to purchase any of its own shares.

16.  INSURANCE

         16.1 The Premises and all other assets and undertakings of the Company of an insurable nature are and have at all material times been insured under policies arranged by the Company to their full replacement or reinstatement value against fire and all other risks normally insured against by companies carrying on similar businesses or having an interest in property of a similar nature and the Company has at all material times and is fully insured against public liability, loss of profit, professional negligence or other liability, employer's and occupier's liability, accident and third party risk and such other risks normally covered by insurance by such companies and all such insurances are currently in full force and effect and so far as the Vendor is aware nothing has been done or omitted to be done which would make any such policy of insurance void or voidable or which is likely to result in an increase in premium.

         16.2 There are no claims outstanding under any of the said policies and so far as the Vendor is aware no circumstances exist which are or may be likely to give rise to such claims and so far as the Vendor is aware there are no circumstances which are or may be likely to lead to any claim under any policy of insurance taken out by the Company.

17.  LAND

         17.1 The Certificates of Title are true and accurate in all material respects and the information provided by the Vendor for the purposes of the Certificates of Title is true and accurate in all material respects.

         17.2 The Premises comprises all the land and buildings owned or held by the Company or used or occupied by the Company.

         17.3 Title to the Premises is constituted by documents of title which are in the possession and under the control of the Company properly stamped and duly registered where appropriate.

         17.4 The Company has not entered into either the lease of or a licence to assign any leasehold property as a guarantor of the lessee's covenants contained in any such document in respect of which the Company has a continuing commitment as guarantor.

         17.5 The Company has not surrendered or contracted to surrender the lease of any leasehold property to the reversioner thereof.

         17.6 The Company has not at any time been the tenant of any leasehold property other than the Premises and there are no circumstances which have led or might lead to any claims being made against the Company in its capacity as a former tenant.

         17.7 Since the Accounts Date the Company has not acquired or disposed of or agreed to acquire or dispose of any land or buildings or any interest therein.

         17.8 The Vendor has no reason to believe that the buildings and other structures on the English Premises are not in good and substantial repair and fit for the purposes for which they are used.

         17.9 The Vendor has no reason to believe that any building or structure on the Premises has at any time been affected by structural damage or electrical defects or by timber infestation.

         17.10 The Vendor has no reason to believe that any of the Premises have been constructed on land which may be contaminated.

18.  INTELLECTUAL PROPERTY RIGHTS

         18.1 The Company is the sole and absolute beneficial and legal owner of the Intellectual Property Rights, in each case free from all liens, charges, restrictions and encumbrances and the Company's rights to the Intellectual Property Rights are in full force and effect.

         18.2 So far as the Vendor is aware none of the processes, products or activities of the Company infringes the intellectual property rights of any third party in any manner whatsoever whether by means of passing off or endorsement or otherwise or involves the unlicensed use of information confidential to any person or gives rise to a liability for any royalty or similar payment nor has any third party made a claim in respect of the same or given notice alleging the same.

         18.3 There are no Intellectual Property Rights of whatsoever nature which are capable of registration in the name of or of being vested in the Company as owner or part owner which has been so registered or vested and the Company has all the rights in intellectual property of any nature including, without limitation, patents, copyrights, design rights and analogous rights which are necessary or desirable to enable the business of the Company fully and effectively to be carried on as it has been carried on up to the date of this Agreement.

         18.4 So far as the Vendor is aware neither the Company nor any other person has done or omitted to do any act matter or thing in respect of any of the Intellectual Property Rights or in respect of any agreement relating to any Intellectual Property Rights which impinges upon the validity or enforceability of the same or upon the right of the Company to use the same in relation to the business of the Company nor are there any outstanding obligations of the Company or of any other person whether as to payment or otherwise which if left outstanding would so impinge.

         18.5 The Company has not granted and is not obliged to grant any licences of, nor are there any subsisting agreements under which the Company has granted to any person, any right or interest under or in connection with the Intellectual Property Rights.

         18.6 None of the Intellectual Property rights are the subject of any claim, opposition, assertion, infringement, attack, right, action or other restriction or arrangement of whatsoever nature which does impinge upon the validity, enforceability or ownership of the same by the Company or the use of the same (or any part of the same) howsoever by the Company and so far as the Vendor is aware there are no grounds facts or circumstances that may give rise to such.

         18.7 The Company has ensured that the moral rights in any material in which the Intellectual Property rights subsist have either been waived in writing by the creator of that material or subjected by binding written contract to the sole and exclusive control of the Company.

         18.8 So far as the Vendor is aware the Company has not supplied or developed anything which could not be made sold dealt in used or reproduced by any person without infringing any Intellectual Property Rights owned or held by any third party.

         18.9 All confidential information and trade secrets of whatsoever nature belonging to the Company are confidential and have not been disclosed to any person in whole or in part (other than to employees of the Company in circumstances where the confidentiality of such confidential information and trade secrets have been drawn to their attention and steps taken to preserve such confidentiality and there is no claim that can be or has been made by any person alleging that any information has been disclosed to the company in circumstances amounting to a breach of confidence.

         18.10 No substantial part of the business of the Company is carried on subject to any agreement or arrangement which significantly restricts the fields in which the Company carries on business.

19.  ADVERSE TERMS OF OTHER INSTRUMENTS

         19.1 The execution, delivery and performance of this Agreement will not:--

                  19.1.1 result in a violation of or be in conflict with or constitute a default by the Company under any agreement, instrument or arrangement to which the Vendor or the Company is a party or by which the Vendor or the Company is bound;

                  19.1.2 result in a breach of any order, judgment or decree of any court or governmental agency to which the Vendor or the Company is a party or by which the Vendor or the Company is bound; or

                  19.1.3 result in a breach of the rules or requirements of any professional body or trade or industrial association of which the Company or the Vendor is a member or by which the Company or the Vendor is bound.

20.  CAPACITY AND INTERESTS OF THE VENDOR

         20.1 The Vendor has good and marketable title to the Shares and has the absolute unfettered right and authority to sell and transfer (or procure the sale and transfer of) the Shares without the consent of any third party to the Purchaser on the terms and subject to the conditions of this Agreement and has full power and authority to enter into and perform its obligations under this Agreement and ancillary documents.

         20.2 Neither the Vendor nor any person connected with the Vendor has any interest, direct or indirect, in any business which competes or has competed or is in the future likely to compete with any business now carried on by the Company or intends to acquire any such interest.

         20.3 Neither the Vendor nor person connected with any Vendor is entitled to any claim of any nature against the Company, any of its officers, employees, principal customers or suppliers and the Vendor has not assigned to any third party the benefit of any such claim to which he was previously entitled.

21.  INSOLVENCY

         21.1 No receiver or administrative receiver has been appointed of the whole or any part of the assets or undertaking of the Company.

         21.2 No administration order has been made in relation to the Company and no petition for such an order has been presented.

         21.3 No proposal for a voluntary arrangement between the Company and its creditors (or any class of them) has been made to or is in the contemplation of the Company.

         21.4 No petition has been presented, no order has been made and no resolution has been passed for the winding-up of the Company.

         21.5 The Company has not stopped payment to its creditors nor is it insolvent or unable to pay its debts as and when they fall due.

         21.6 No unsatisfied judgement is outstanding against the Company.

22.  TITLE DEEDS

         22.1 All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertakings or assets and all agreements to which the Company is a party are in the possession of the Company and are properly stamped.

23.  TAXATION
                                    GENERAL

         23.1 All necessary information notices returns particulars claims for reliefs and allowances and computations have been properly and duly submitted by the Company to the Inland Revenue and any other relevant taxation or excise authorities (whether of the

United Kingdom or elsewhere) and such information notices returns particulars claims and computations are true and accurate and are not the subject of any question or dispute nor so far as the Vendor is aware are likely to become the subject of any question or dispute with the Inland Revenue or any other such taxation or excise authority.

         23.2 So far as the Vendor is aware the Company has not taken any action which has had, or might have, the result of altering or prejudicing for any period commencing after the Accounts Date any arrangement or agreement which it has with any taxation authorities.

         23.3 The Disclosure Letter contains full details of all claims, notifications, disclaimers or elections assumed to have been made for the purposes of the provisions or reserves for taxation included in the Accounts that have not actually been made at the date hereof.

         23.4 All taxation of any nature whatsoever whether of the United Kingdom or elsewhere for which the Company is liable (insofar as such taxation ought to have been paid) has been paid.

         23.5 The Company is and always has been resident in the United Kingdom for the purposes of taxation.

         23.6 The Company has properly operated the PAYE system in accordance with Chapter V Part V ICTA and regulations made by the Board of the Inland Revenue thereunder.

         23.7 The Company has duly deducted all amounts from any payments from which tax falls to be deducted at source and the Company has duly paid or accounted for such amounts to the Inland Revenue or any other relevant taxation or excise authorities (whether of the United Kingdom or elsewhere).

         23.8 The Company has not within the six years prior to the date hereof paid or become liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act 1970 or similar provisions in other countries.

         23.9 The Company has not within the last six years been the subject of an investigation, discovery or access order by or involving any taxation authority and so far as the Vendor is aware there are no circumstances existing which make it likely that an investigation, discovery or order will be made.

         23.10 The Company has not received a notice under Section 23 ICTA (Collection from lessees and agents) which remains outstanding.

         23.11 The Company has no outstanding entitlement:-

                  23.11.1 to make any claim (including a supplementary claim) for relief;

                  23.11.2 to make any election for one type of relief on one basis system or method of taxation as opposed to another;

                  23.11.3 to make an appeal (including a further appeal) against an assessment to taxation;

                  23.11.4 to make any application for the postponement of taxation.

         23.12 The Company has not since the Accounts Date paid remuneration which is not fully deductible in computing the Company's profits for taxation purposes.

                                  DISTRIBUTIONS

         23.13 No distribution within Section 418 ICTA (payments etc to participators and associates) has been made by the Company within the last seven years.

         23.14 The Disclosure Letter contains full particulars of all elections in force in relation the Company under Section 247 ICTA (Dividends etc paid by one member of a group to another) which were made within the last six years and no assessment may be made under that section on the Company in respect of advance corporation tax which ought to have been paid or income tax which ought to have been deducted.

         23.15 The Company has not at any time capitalised or agreed or resolved to capitalise any profits or reserves and has not issued any security (as defined by Section 254(1) ICTA) remaining in issue at the date of this Agreement so that the interest thereon falls to be treated as a distribution under Section 209 (d) or (e) ICTA (Matters to be treated as distributions).

         23.16 The Company has not repaid agreed to pay or redeemed or agreed to redeem any of its shares or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves.

         23.17 The Company has not received nor is it entitled to receive any capital distribution to which the provisions of Section 189 TCGA (Corporation tax attributable to chargeable gains: recovery from shareholder) could apply.

                        BASE COSTS AND CAPITAL ALLOWANCES

         23.18 If each of the capital assets of the Company were disposed of for a consideration equal to the book value of that asset in or adopted for the purpose of the Accounts no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise and for the purpose of determining the liability to corporation tax on chargeable gains there shall be disregarded any relief and allowances available to the Company other than amounts falling to be deducted under Section 38 TCGA.

         23.19 Since the Accounts Date the Company has not done or omitted to do or agreed to do or permitted to be done anything as a result of which there may be made a balancing charge under Section 4 CAA (balancing allowances and balancing charges) or any disposal value may be brought into account under
Section 24 CAA (writing-down allowances and balancing adjustments) or there may be any recovery of excess relief under Section 46 and 47 CAA (recovery of excess relief) or Section 42 CAA (allowances for assets leased outside the UK).

                                    DEMERGER

         23.20 The Company has neither been engaged in nor been a party to any of the transactions set out in Sections 213 to 218 ICTA (demergers) nor made or received a chargeable payment as defined therein.

                                FOREIGN BUSINESS

         23.21 The Company has not transferred a trade or business carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in circumstances such that a chargeable gain may be deemed to arise at a date after such transfer under Section 140 TCGA (postponement of charge on transfer of assets to non-resident company)

         23.22 No notice of the making of a direction under Section 747 ICTA (imputation of chargeable profits and creditable tax of controlled foreign companies) has been received by the Company and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion any profits of a controlled foreign company to the Company pursuant to Section 752 ICTA (apportionment of chargeable profits and creditable tax).

                            DEPRECIATORY TRANSACTIONS

         23.23 No allowable loss which may accrue on the disposal by the Company of any assets is likely to be reduced by reason of the provisions of Sections 176 (transaction in a group) and 177 (dividend stripping) TCGA and no chargeable gain or allowable loss arising on such a disposal is likely to be adjusted pursuant to the provisions of Section 30 TCGA (value shifting: further provisions).

                               SALE AND LEASE-BACK

         23.24 The Company has not entered into any transaction to which the provisions of Section 780 ICTA (land sold and leased back: taxation of consideration received) have been or could applied.

                               UNREMITTABLE INCOME

         23.25 The Company has not made any claim nor is entitled to make any claim under Section 279(1)-(6) TCGA (foreign assets: delayed remittances) or under Section 584 ICTA (relief for unremittable income).

                         ACQUISITIONS FROM GROUP MEMBERS

         23.26 The Company has not made any claims under Sections 247, 152, 153 and 154 TCGA (rollover relief on compulsory acquisition and replacement of business assets) or Section 175 TCGA (replacement of business assets by members of a group) insofar as they would affect the chargeable gain or allowable loss which would arise on a disposal after the Accounts Date by the Company of any of its assets.

         23.27 In relation to Section 179 TCGA (Company ceasing to be member of a group) the Company has not at any time prior to the date hereof ceased to be a member of a group of companies and the execution or Completion of this Agreement will not result in any profit or gain being deemed to accrue to the Company.

         23.28 The Company has not nor is it entitled to make a claim under Sections 24 (assets lost or destroyed or whose value become negligible) or
Section 48 TCGA (consideration due after the time of disposal).

                        TRANSACTIONS NOT AT ARM'S LENGTH

         23.29 The Company has neither disposed of nor acquired any asset in such circumstances that the provisions of Section 17 TCGA (disposals and acquisitions treated as made at market value) could apply thereto.

         23.30 The Company has not entered into any such transaction as is referred to in Sections 770 and 773 ICTA (Sales etc at undervalue or overvalue) in such circumstances as to expose the Company to a liability to tax on profits adjusted pursuant to those Sections.

                         GIFTS INVOLVING GROUP COMPANIES

         23.31 The Company has not held nor holds shares in a company (not being a member of the Group) which has made any such transfer as is referred to in
Section 125 TCGA (shares in close company: transferring assets at an undervalue) and has not received any assets by way of gift as mentioned in Section 282 TGCA (gifts: recovery from donee).

                                 CLOSE COMPANIES

         23.32 The Company is and has always been a close company within the meaning of Section 414 ICTA (close companies).

         23.33 The Group Companies together comprise a group for the purposes of Sections 402 and 413 ICTA (Group relief) and there is nothing in Sections 413 (Group relief: qualifications for entitlement) and 410 (Group relief: effect of arrangements for transfer of a company to another group etc) which precludes any company from being regarded as a member of such group.

         23.34 Since the Accounts Date The Company has made no loan or advance to any of its directors nor has the Company made any such loan or advance to any of its participators as are taxable pursuant to Sections 419 and 420 ICTA (Loans to participators etc) and has not released or written off the whole or part of the debt in respect of any such loan or advance in the manner provided for in Sections 421 and 422 ICTA (Effect of release etc: of debt in respect of loan by controlled companies).

                                  GROUP RELIEF

         23.35 The Company has at no time within the last six years surrendered or agreed to surrender or claim and will not prior to Completion surrender or claim or agree to surrender or claim any amount by way of group relief under the provisions of Chapter IV of Part X ICTA (Group relief) and has never made or received or agreed to make or receive and will not prior to Completion make or receive or agree to make or receive a payment for group relief within the meaning of Section 402(6) ICTA.

         23.36 The Company has at no time within the last six years surrendered or claimed or agreed to surrender or claim and will not prior to Completion surrender or claim or agree to surrender or claim any amount of advance corporation tax under the provisions of Section 240 ICTA (setting of company's surplus advance corporation tax against subsidiary's liability) and has never made or received or agreed to make or receive and will not prior to Completion make or agree to make or receive a payment in respect of the surrender of the benefit of an amount of Advance Corporation Tax within the meaning of Section 240(8) ICTA.

         23.37 The Company is not liable to make or entitled to receive a payment for group relief or for the surrender of advance corporation tax otherwise than to or from another member of the Group.

         23.38 The Company has not made or received a payment for group relief or for the surrender of advance corporation tax which may be liable to be refunded in whole or in part.

         23.39 All claims for group relief were when made valid and have been or will be allowed by way of relief from corporation tax.

         23.40 No tax is or may become payable by the Company pursuant to
Section 190 TCGA (Tax on company recoverable from other members of group) in respect of any chargeable gain which accrued or will accrue prior to Completion and the Company will at no time within the two years ending at Completion have transferred any assets (other than trading stock) to any company which at the time of disposal was a member of the same group (as defined in Section 170
TCGA).

                                  TAX AVOIDANCE

         23.41 The Company is not and has not been party to or otherwise connected with any transaction to which any of the following provisions could apply:-

                  23.41.1 Sections 729 to 745 (inclusive) ICTA (other provisions about securities and transfer of assets abroad);

                  23.41.2 Section 774 ICTA (Transactions between dealing company and associated company);

                  23.41.3 Section 775 ICTA (Sale by individual of income derived from his personal activities);

                  23.41.4 Section 116 ICTA (Partnerships involving companies: effect of arrangements for transferring relief);

                  23.41.5 Section 399 ICTA (Dealings in commodity futures: withdrawal of loss relief);

                  23.41.6 Sections 29 and 30 TCGA (Value shifting and value shifting: further provisions).

       23.42 The Company has not entered into any transaction to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances have been obtained:-

                  23.42.1 Section 139 TCGA (Company reconstruction amalgamation: transfer of assets);

                  23.42.2 Sections 703 to 709 (inclusive) ICTA (Cancellation of tax advantage from certain transactions in securities);

                  23.42.3  Section 776 ICTA (Artificial transactions in land);

                  23.42.4 Sections 135 to 138 (inclusive) TCGA (Company reconstructions and amalgamations).

       23.43 The Company has not since the Accounts Date engaged in any transaction in respect of which there may be substituted for any purpose of Taxation a different consideration for the actual consideration given or received by the Company.

                                CHARGEABLE GAINS

       23.44 The Company is not owed a debt (not being a debt on a security) upon the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of the provisions of Section 251 TCGA (Debts).

       23.45 No part of the consideration given by the Company for a new holding of shares (within the meaning of Section 126 TCGA (Application of Sections 127 to 131) will be disregarded by virtue of the proviso to Sections 128(1) and (2) TCGA (Consideration given or received by holder).

                                 VALUE ADDED TAX

         23.46 The Company is registered for value added tax purposes and:-

                  23.46.1 has complied in all material respects with all statutory requirements orders provisions directions or conditions relating to value added tax;

                  23.46.2 maintains complete correct and up-to-date records for the purposes of value added tax legislation;

                  23.46.3 is not in arrears with any payment or returns under value added tax legislation nor liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision thereunder;

                  23.46.4 has not been required by the Commissioners of Customs and Excise to give security;

                  23.46.5 has not for the purposes of value added tax legislation applied for treatment as a member of a group including any company other than the member of the Group;

                  23.46.6 is not and has not agreed to become an agent manager or factor for the purposes of Section 47 Value Added Taxes Act 1994 (Agents etc) of any person who is not resident in the United Kingdom.

         23.47 The Disclosure Letter contains full particulars of any claim for bad debt relief made in the last five years or which may be made by the Company under Section 36 Value Added Taxes Act 1994 (Refund of tax in cases of bad debts) or Section 11 Finance Act 1990 (bad debts).

         23.48 No document has left the possession of the Company which if improperly used by a third party would lead to any liability on the part of the Company to pay any amount of value added tax under paragraph 5 Schedule 11 Value Added Taxes Act 1994 (Recovery of tax etc) and which but for such use would not have been payable by the Company.

                                 INHERITANCE TAX

         23.49 The Company has made no gifts to any participator such as would give rise to any liability for inheritance or capital transfer tax.

         23.50 None of the Company's assets are subject to the charge imposed by
Section 237 Inheritance Tax Act 1984.

         23.51 Within the last six years no transfer of value (as defined in Sections 2 and 3 Inheritance Tax Act 1984 (Chargeable transfers and exempt transfers: transfers of value) as amended by paragraph 1 of Schedule 19 Finance Act 1986 has at any time been made by or to the Company.

         23.52 There are not in existence any circumstances whereby any such power as is mentioned in Sections 211 and 212 Inheritance Tax Act 1984 (Burden of tax on death power to raise tax) could be exercised in relation to any shares securities or other assets of the Company or could be so exercised but for
Section 204 of that Act (limitation of liability).

                                   STAMP DUTY

         23.53 All documents in the enforcement of which the Company may be interested have been duly stamped.

                                   SCHEDULE 6

                                DEED OF COVENANT


                           DATED                199
                           -------------------------




                            (1)          C.E.C. RADBONE


                            (2)          TRANSMEDIA EUROPE, INC. AND
                                         TRANSMEDIA ASIA PACIFIC, INC.



                                ----------------

                                DEED OF COVENANT

                                ----------------




                                  LEWIS SILKIN
                                  WINDSOR HOUSE
                               50 VICTORIA STREET
                                 LONDON SW1H 0NW
                            TELEPHONE: 0171 227 8000
                            REFERENCE: TJW.TR240.009

THIS DEED is made the               day of                              199

BETWEEN:-

(1)    [C       E       C        ] RADBONE of Flat 2, 47 Lansdowne Road, London,
       W11 ("the Covenantor"); and

(2)    TRANSMEDIA EUROPE, INC. and TRANSMEDIA ASIA PACIFIC, INC.
       whose registered office is at [                               ] (together
       the "Purchaser").

WHEREAS:-

This Deed is entered into pursuant to the provisions of an agreement ("the Agreement") of even date made between the Covenantor and the Purchaser whereby the Purchaser agreed to acquire the entire issued share capital of Countdown Holdings Limited ("the Company").

NOW THIS DEED WITNESSETH as follows:-

1.  INTERPRETATION

       1.1      In this Deed unless the context otherwise requires:-

       "CLAIM FOR TAXATION"

       means any notice demand assessment letter or other document issued or action taken by any revenue authorities wheresoever in the world whereby the Company is or may be under a liability to Taxation;

       "TAXATION"

       means all forms of taxation duties charges imposts and levies of a fiscal nature whatsoever and whenever imposed and whether of the United Kingdom or elsewhere in the world and shall without prejudice to the generality of that definition include income tax (including PAYE), corporation tax, advance corporation tax, capital gains tax, inheritance tax, stamp duty, stamp duty reserve tax, value added tax, customs and other import or export duties and other excise duties, national insurance and social security contributions, and all other statutory, governmental, state, provincial, local government or municipal impositions duties and levies of a fiscal nature and other similar liabilities or contributions and any interest penalty and fine in connection therewith (whether assessed or withheld at source) but excluding rates.

       1.2 Words defined in the Agreement shall bear the same meaning in this Deed where the context so admits.

       1.3 Words importing the plural include the singular and vice versa and words importing a gender include every gender and references to person include bodies corporate or unincorporated.

       1.4 Unless otherwise stated a reference to a Clause or sub-clause is a reference to a clause or sub-clause of this Deed.

       1.5 References to "the Company" shall extend to and include each Group Company as the context admits.

2.  COVENANT

       2.1 The Covenantor hereby covenants with and undertakes to the Purchaser to pay to the Purchaser by way of adjustment to the Consideration an amount equal to any liability of the Company for Taxation arising from any Claim for Taxation which has been made or may hereafter be made wholly in respect of any act or omission other than the accrual of trading losses or other reliefs for corporation tax purposes occurring on or before the date hereof and any costs and expenses properly and reasonably incurred in connection with any successful claim for made under this Deed.

       2.2 For the avoidance of doubt the covenant in clause 2.1 hereof shall extend to the following:-


                2.2.1 all liabilities whether additional tax, national insurance contributions or loss of tax relief together with all interest and penalties attracting or otherwise howsoever from the engagement of persons as regional directors being treated by the Company as self-employed being assessed by the Inland Revenue to be and to have been employed by the Company;

                2.2.2 all liabilities including any penalties incurred by the Company and any of its subsidiaries in respect of the late filing or non-filing of forms P11D;

                2.2.3 all liabilities arising from the demerger of Countdown Plc, Kensington & Chelsea Holdings Limited and Card Protection Plan in 1992; and

                2.2.4 all liabilities arising from any retrospective claims made by H M Customs & Excise relating to the value added tax treatment of the Group

       2.3 The covenant herein given shall not be terminated by any variation of this Deed or by any forbearance whether as to payment time performance or otherwise whatsoever.

3.  EXCLUSION

       3.1 Save in the case of fraud on the part of the Covenantor the covenant given by Clause 2 of this Deed shall not extend to any Taxation:-

                3.1.1 to the extent to which provision or reserve in respect thereof has been made or noted in the Accounts; or

                3.1.2 in respect of which provision or reserve has been made in the Accounts which is insufficient only by reason of increase in the applicable rates of Taxation after the Accounts Date; or

                3.1.3 for which the Company is or may become liable as a result of transactions effected or occurring or profits earned accrued or received by the Company in the ordinary course of the business after the Accounts Date; or

                3.1.4 to the extent that such Taxation was discharged (whether by payment of by the utilisation of any relief, allowance or credit in respect of Taxation) prior to Completion; or

                3.1.5 to the extent that such Taxation arises or is increased as a result only of any increase in rates of Taxation or imposition of new Taxation or any change in applicable law or practice made after Completion; or

                3.1.6 to the extent that recovery has been made in respect of the matter giving rise to the Taxation by the Purchaser under the Warranties; or

                3.1.7 to the extent that full and fair disclosure of such Taxation was made in the Agreement or the Disclosure Letter or any document attached thereto; or

                3.1.8 to the extent that such Taxation would not have arisen but for, or is increased by, any voluntary act, omission, transaction or arrangement of the Purchaser or the Company other than in the ordinary course of business after Completion; or

                3.1.9 to the extent that such Taxation would not have arisen but for, or has been increased by a disclaimer, claim or election made or notice or consent given after Completion by the Company otherwise than at the request or direction of the Covenantor under the terms of this Deed or unless it was taken into account or assumed in computing the provision of Taxation in the Accounts; or

                3.1.10 to the extent that such Taxation would not have arisen but for, or has been increased by a failure or omission by the Company to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion the making giving or doing of which was taken into account or assumed in computing the provision for Taxation (including the provision for deferred Taxation) in the Accounts; or

                3.1.11 to the extent that such Taxation is on or in respect of prepayments received in the ordinary course of business; or

                3.1.12 to the extent that such Taxation arises from any change in accounting or Taxation policy or practice affecting the Company, including the method of submission of Taxation returns, introduced or having effect on or after Completion; or

                3.1.13 to the extent that the liability is in respect of VAT which has been charged and a tax invoice issued but which has not yet been accounted for to H M Customs and Excise; or

                3.1.14 to the extent that the liability of the Covenantor is increased by the Purchaser's failure to notify the Covenantor in accordance with Clause 5.10.1 of the Agreement; or

                3.1.15 which has been recovered from a person or persons (not being a Group Company) other than the Covenantor

PROVIDED THAT the exclusions in sub-clauses 3.1.1, 3.1.3, 3.1.7 and 3.1.11 above shall not apply in respect of the covenant contained in clause 2.2 hereof.

       3.2 The provisions of Clauses 5.7, 5.8, 5.9 and 5.10 of the Agreement shall have effect as if expressly incorporated into this Deed.

       3.3 The above exclusions shall also apply to a claim for a breach of any of the Warranties relating to Taxation.

       3.4 For the avoidance of doubt, to the extent that payment is made pursuant to this Deed to Europe the Covenantor shall have no liability to make payment to Asia and to the extent payment is made to Asia the Covenantor shall have no liability to make payment to Europe.

4.  PAYMENT

       4.1 In the event that there is a change in law or Inland Revenue practice after 23 August 1996 in relation to payments to be paid to the Purchaser by the Covenantor hereunder giving rise to the Purchaser having a Taxation liability in respect of such payment all sums payable by the Covenantor to the Purchaser hereunder shall be paid (insofar as is lawful) free and clear of all deductions and withholdings whatsoever and in the event that a deduction or withholding is lawfully made the Covenantor shall other than in the case of interest under clause 5 pay such greater sum which after any lawful deduction or withholding therefrom results in a net payment equal to the amount due hereunder.

       4.2 In the event that there is a change in law or Inland Revenue practice after 23 August 1996 in relation to payments to be paid to the Purchaser by the Covenantor hereunder giving rise to the Purchaser having a Taxation liability other than in the case of interest under clause 5 then such further amount shall be paid by the Covenantor so as to secure in so far as is possible that the net amount resulting after such liability to Taxation and where appropriate any deduction or withholding such as is referred to in sub-clause 4.1 or 7.1 hereof is equal to the amount due hereunder.

5.  DATES FOR AND QUANTUM OF PAYMENTS

       5.1 This Clause shall apply solely for determining the date upon which any payments shall be made by the Covenantor pursuant to this Deed and (where expressly provided) the amounts thereof.

       5.2 The Covenantor shall make payment to the Purchaser or at the direction of the Purchaser to the Company to the extent that the Company discharges a Claim for Taxation:-

                5.2.1 in respect of a liability to make a payment of Taxation on the latest date for payment of that Taxation and the Covenantor shall not be liable to make any payment unless and until the liability for Taxation of the Company has been finally determined within the meaning of the Taxes Management Act 1970 or if later 5 working days following the date on which the Purchaser notifies the Covenantor of the liability to make the payment;

                5.2.2 in respect of costs and expenses, seven days after service on the Covenantor by the Purchaser of a notice containing details of the costs and expenses.

       5.3 If any amount is not paid as provided in the foregoing provisions of this Clause 5 the Covenantor shall pay to the Company interest on such amount calculated on a daily basis at the rate of 2% per annum above the base rate of National Westminster Bank plc for the time being in force from the relevant date specified in this Clause 5 until and including the date of actual payment (after as well as before judgment).

6.     SAVINGS

       6.1 If the Taxation which has resulted in the payment by the Covenantor hereunder becoming due shall give rise to a corresponding saving ("the Saving") of Taxation for the Company or the Purchaser then the amount of the Saving shall be set off against any payment then due from the Covenantor under this Deed or (to the extent that it is not so set off) shall be paid by the Purchaser (subject to a maximum amount equal to the amount which the Covenantor has already paid under this Deed less the amount which the

Purchaser has already paid under this Clause to the Covenantor within 14 working days of the Saving being obtained.

       6.2 If the Purchaser or the Company shall discover that there has been a Saving the Purchaser shall forthwith give full details thereof to the Covenantor and the Purchaser shall supply to the Covenantor such information as he may reasonably require to verify the amount of the Saving.

       6.3 For the purposes of Clause 6.1, a person obtains a Saving if as a result of the Taxation which results in a claim by the Purchaser hereunder that person is relieved in whole or in part of a liability to make some other payment of Taxation which it would otherwise have been liable to make or obtains a right to repayment of Taxation which would not otherwise have been available.

7.      OVER PROVISION

       7.1 If any provision contained in the accounts of the Company for periods up to 31 August 1995 shall be found to be an over-provision or excessive ("Over-provision") then the amount of the Over-provision shall be set off against any payment due or which may become due from the Covenantor under this Deed.

       7.2 If the Company or the Purchaser shall discover that there has been an Over-provision the Purchaser shall or shall procure that the Company shall forthwith give full details thereof to the Covenantor and the Purchaser shall or shall procure that the Company shall supply to the Covenantor such information as he may reasonably require to verify the amount of the Over-provision.

8.    TAX RETURNS

       8.1 It is hereby agreed that the Covenantor shall be responsible for and have control of the following matters:

                8.1.1 the preparation of all computations and returns of the Company relating to Taxation for all periods of the Company ended on or before Completion;

                8.1.2 the submission of such computations and returns to the appropriate taxing authority and all negotiations, correspondence and agreements with respect thereto; and

                8.1.3 the preparation and submission of all such notices, claims or elections relating to Taxation as the Covenantor may deem appropriate to be made by the Company in connection with any such computations or returns.

All reasonable professional costs incurred in connection with the above matters shall be borne directly by the Company.

       8.2 The Purchaser shall procure that the Company shall cause the said computations, returns, notices, claims, elections and agreements to be authorised, signed and returned to the Covenantor or his duly authorised agent for submission to the appropriate taxing authority without amendment and without delay (and in any event within any applicable time limited).

       8.3 The Purchaser shall procure that the Company shall afford such access to its books, accounts and records as is necessary and reasonable and shall procure that the Company shall give the Covenantor or his duly authorised agent all such assistance as may reasonably be required to enable the Covenantor or the Company's auditors to prepare the returns, computations, notices, claims and elections and conduct matters relating thereto.

       8.4 In relation to the computations and returns relating to Taxation for the period of the Company in which Completion takes place, the Purchaser shall procure that:

                8.4.1 no computations and returns are submitted to the appropriate taxing authority unless such computations and returns have first been given to the Covenantor for comment not less than twenty-one days before the date of submission;

                8.4.2 the Company takes account of any reasonable comments made by the Covenantor in relation to such computations and returns; and

                8.4.3 such computations and returns are submitted to the appropriate taxing authority without amendment or only with such amendments as the Covenantor shall agree such agreement not to be unreasonably withheld or delayed

PROVIDED THAT the Company shall not be obliged to submit any computations and returns relating to Taxation to any taxing authority unless it is satisfied that they are full, true and accurate to all material respects.

9.    COVENANT BY PURCHASER

       9.1 If the Company fails to pay any corporation tax liability which becomes due and payable after the date of this Deed the Purchaser will indemnify the Covenantor against any liability under Section 767A ICTA that may be assessed on the Covenantor as a result PROVIDED THAT this Clause shall not apply in respect of any Taxation which remains unpaid where the Covenantor has an outstanding liability to make a payment to the Purchaser under this Deed or the Agreement.

10.  GENERAL

       10.1 The following provisions of the Agreement shall apply to this Deed mutatis mutandis as if the same had been set out herein save that references therein to the Vendor his addresses and the Agreement respectively shall be construed as references to the Covenantor, his address and this Deed:-

                10.1.1      Clause 7            Waivers and Variation;
                10.1.2      Sub-clause 9.3      Notices;
                10.1.3      Sub-clause 9.9      Jurisdiction.

       10.2 The benefit of this Deed may be assigned in whole or in part by the Purchaser to any company in the Purchaser's Group provided that such assignment shall not afford any third such party any greater right or claim against the Covenantor than any right or claim the Purchaser would have and this Deed shall be binding upon and enure for the benefit of the successors in title of each of the parties hereto.

IN WITNESS whereof this Deed has been executed the day and year first before written.

SIGNED AS A DEED
by [                                   ]
in the presence of:

EXECUTED AS A DEED
by  [                                   ]

and signed by:-

Director

Director/Secretary

                                   SCHEDULE 7

                                SERVICE AGREEMENT

        DATED                      3 APRIL                           1997
        -----------------------------------------------------------------


                                  COUNTDOWN PLC




                                      -AND-




                              C.E.C. RADBONE, ESQ.


                          -----------------------------

                                SERVICE AGREEMENT

                          -----------------------------



                                  LEWIS SILKIN
                                  WINDSOR HOUSE
                               50 VICTORIA STREET
                                 LONDON SW1H ONW
                               TEL: 0171 227 8000

THIS DEED OF AGREEMENT is made the 3rd day of April 1997

BETWEEN:

(1) Countdown Plc whose registered office is at 42 Doughty Street, London WC1N 9IY ("the Company"); and

(2) Christopher E.C. Radbone of 19 Calonne Road, London, SW19 5HH ("the Executive")

NOW IT IS HEREBY AGREED as follows:

1.  DEFINITIONS

Defined terms and phrases for the purposes of this Agreement are set out in
Schedule 1.

2.  JOB TITLE

         2.1 The Company shall employ the Executive and the Executive shall serve the Company as the Managing Director.

3.  JOB DESCRIPTION, DUTIES AND RESPONSIBILITIES

         3.1 The Executive shall carry out such duties, exercise such powers and responsibilities as the Company may require from time to time provided that such duties, powers and responsibilities are consistent with the Executive's position.

         3.2 During the period of his employment with the Company, the Executive shall:-

                  3.2.1 report to the Board and/or such other person(s) as the Company shall determine from time to time;

                  3.2.2 comply with such lawful directions as the Company or any Associated Company to which he shall be seconded shall give from time to time and with such rules and regulations concerning his employment as shall apply from time to time;

                  3.2.3 carry out his duties and exercise his powers and responsibilities faithfully, efficiently and diligently and use his utmost endeavours to maintain, extend, develop and promote the interests and reputation of the Company and the Associated Companies;

                  3.2.4 keep the Company fully informed of his activities and promptly provide such information and explanations as may be requested from time to time by the Company regarding such activities;

                  3.2.5 unless incapacitated by illness or injury, devote the whole of his working time, attention and ability to his duties under this Deed of Agreement;

                  3.2.6 undertake such travel both outside and inside the United Kingdom in such manner, on such occasions and for such periods as the Company may reasonably require for the proper performance of his duties.

         3.3 Subject to any written regulations issued by the Company, the Executive shall not without the prior consent of the Company directly or indirectly receive or obtain any fee, gratuity, commission, rebate, discount or other payment or benefit whether in kind or otherwise from any Person as a consequence of business transacted by the Company or any Associated Company or otherwise as a result of his employment with the Company.

         3.4 The Executive shall not without the written prior approval of the Board properly recorded by way of a Board minute:-

                  3.4.1 incur expenditure of an exceptional level or in excess of such sums as may be authorised from time to time;

                  3.4.2    dismiss any Key Person;

                  3.4.3 engage or employ a Key Person in circumstances where such employee will receive a total annual remuneration in excess of (pound)30,000 or such other sum as the Board shall determine from time to time or whose notice entitlement exceeds one month;

                  3.4.4 enter into on behalf of the Company or any Associated Company any commitment, contract or arrangement outside the scope of his normal duties or of an unusual or onerous or long term nature or otherwise than in the normal course of business.

4.  TERM AND NOTICE

         4.1 The Executive's employment with the Company under this Deed of Agreement will commence on the date hereof.

         4.2 The Executive's period of continuous employment with the Company commenced in December 1970.

         4.3 Subject to the provisions for earlier termination contained in this Deed of Agreement, the Executive's employment shall continue for an initial term of three years from the date hereof and thereafter until terminated by either party giving to the other not less than 3 months' written notice.

         4.4 The Company reserves the right, at its discretion, to pay basic salary in lieu of notice and to pay to the Executive a sum in lieu of any of the benefits which the Executive is contractually entitled to receive by virtue of his employment under this Deed of Agreement during his notice period, such sum to be equivalent to the value of providing such benefits whether notice is given by the Company or by the Executive.

5.  REMUNERATION

         5.1 During his employment with the Company, the Company shall pay to the Executive:-

                  5.1.1 a basic salary at the rate of (pound)103,054 per annum which shall accrue from day to day and be payable by equal monthly instalments on or around the last working day of each month or on such other day in accordance with the Company's accounting practices from time to time. Payment is made on that day in respect of the whole calendar month.

                  5.1.2 the Executive's basic salary shall be reviewed by the Company on or around 1 August each year and may be increased by the Company with effect from that date or such other date as the Company shall determine by such amount (if any) as the Company shall determine at its absolute discretion (without obligation).

         5.2 The Company shall be entitled to deduct from the Executive's salary and such other monies as may be payable or reimbursable to the Executive all sums from time to time owing or otherwise payable from the Executive to the Company or any Associated Company.

         5.3 Any benefits provided by the Company or any Associated Company to the Executive which are not expressly referred to in this Deed of Agreement shall be regarded as ex gratia and made at the absolute discretion of the Company and shall not confer any contractual entitlement upon the Executive or any third party.

6.  HOURS OF WORK

         6.1 The Executive shall normally work 40 hours per week (Monday to Friday inclusive) together with such additional hours outside these hours, including hours at weekends or during holidays, as are reasonably necessary for the proper performance of the Executive's duties. The Executive shall not be entitled to additional remuneration for work performed outside normal working hours.

7.  PLACE OF WORK

         7.1 The Executive's place of work shall initially be the Company's premises in London but the Company may require the Executive to work either temporarily or permanently at such location in the United Kingdom as the Company shall require from time to time.

8.  BENEFITS AND EXPENSES

         8.1      Company Car

                  8.1.1 The Company shall provide the Executive with a Jaguar motor car, or another motor car of an equivalent make and model commensurate with the Executive's position, for the Executive's business and personal use. The company car may be used by members of the Executive's immediate family at the Company's absolute discretion from time to time.

                  8.1.2 The Company shall be responsible for the costs of maintaining, servicing, taxing and insuring the company car.

                  8.1.3 The Executive shall take good care of the company car and comply with all regulations laid down by the Company from time to time regarding its company cars and shall forthwith notify the Company of any accidents involving the company car and of any charges brought against him or other users of the company car arising from driving offences and on the termination of his employment the Executive shall forthwith return the company car to the Company at its head office or such other location as the Company shall direct together with all keys and other documents relating to the company car.

                  8.1.4 Subject to 8.1.1, the company car may be replaced from time to time at the Company's sole discretion with a car of equivalent value.

                  8.1.5 The Company may withdraw the provision of the company car if the Executive is disqualified from driving or otherwise fails to maintain a valid current driving licence entitling him to drive in the United Kingdom but in such circumstances and provided that the company car is not subject to lease, lease purchase or hire purchase, the Executive shall be entitled to additional salary in lieu thereof.

         8.2      Pension

                  8.2.1 The Company shall, subject to statutory limits, continue to pay the sum equivalent of (pound)20,000 per annum into the Countdown Self Administered Pension Scheme on behalf of the Executive.

                  8.2.2 There is a contracting out certificate in force in relation to the Executive's employment under this Deed of Agreement.

         8.3      Benefits Schemes

                  8.3.1 Subject always to their terms and conditions and rules the Executive shall be entitled to participate at the Company's expense in the following insurance schemes from time to time:

                  8.3.1.1  the Company's private medical insurance scheme;

                  8.3.1.2  the Company's permanent health insurance scheme;

                  8.3.1.3  an annual travel insurance scheme.

                  8.3.1.4 a Scottish equitable life insurance policy in favour of Countdown plc (2) Executive Retirement and Death Benefit Scheme.

         8.3.2 The Company reserves the right to amend, substitute or replace the above schemes.

         8.4      Expenses

                  8.4.1 The Executive shall be reimbursed all reasonable expenses properly, wholly and exclusively incurred by him in the proper performance of his duties under this Deed of Agreement subject to the approval of the Company on the production of valid receipts or such other supporting documentary evidence as the Company may require and compliance with the Company's then current regulations relating to expenses.

                  8.4.2 Where the Company issues a company credit or charge card to the Executive, he shall use such card only for expenses reimbursable by the Company and shall return and cancel the card forthwith upon the termination of his employment.

9.  HOLIDAY

         9.1      The Company's holiday year shall run from 1 January to 31
                  December.

         9.2 In addition to Bank and other public holidays but subject to the provisions of this Clause the Executive shall be entitled to 30 working days' holiday in each holiday year at such time(s) as may be convenient to the Company and which right shall accrue from day to day. Any accrued entitlement to a part day's holiday shall be rounded down.

         9.3 Save with the prior written consent of the Company, the Executive shall not be entitled to carry forward any accrued holiday entitlement from one year to another.

         9.4 Any holiday taken shall be in accordance with the Company's rules and regulations governing holidays from time to time.

         9.5 On the termination of the Executive's employment he shall be entitled to be paid in lieu of accrued untaken holiday on a pro rata basis and at the rate of 1/240 of his basic annual salary for each untaken day's accrued holiday entitlement. If on the termination of his employment the Executive has exceeded his approved pro rata holiday entitlement for that holiday year, the excess will be deducted at such rate from any sums due to the Executive and to the extent that such deduction is insufficient such excess will become repayable by the Executive at such rate.

         9.6 The Company may require the Executive to take outstanding holiday entitlement during any period of notice.

         9.7 Holiday entitlement shall only accrue during any absence due to illness or injury at the absolute discretion (without obligation) of the Company.

10.  INCAPACITY

         10.1 If the Executive shall at any time be absent from work due to illness or injury he shall as soon as reasonably practicable inform the Company of the reason for his absence and its anticipated duration and shall keep the Company informed of such matters at such intervals as the Company may reasonably require.

         10.2 If the Executive is absent from work due to illness or injury for more than seven days (including non-working days), he shall as soon as is reasonably practicable thereafter send to the Company a statement of his incapacity signed by a registered medical practitioner and shall send such further statements at such intervals as the Company may reasonably require (which shall not be more than once weekly) to cover the full period of absence. On each occasion that a medical practitioner's certificate expires and the Executive does not anticipate returning to work, he must notify the Company as soon as practicable.

         10.3 For Statutory Sick Pay purposes, the Executive's qualifying days shall be his normal working days, which shall be Monday to Friday.

         10.4 The Company may at its expense at any time, if the Executive is then incapacitated, require the Executive to undergo such medical examinations and/or tests by such doctor(s) (and other suitable medically qualified person(s)) as shall be nominated by the Company and the Executive authorises such doctor(s) or other person(s) to disclose to and discuss with the Company and/or its medical adviser(s) the results of such examinations and/or tests provided such disclosure is restricted to matters which could affect the Executive's employment with the Company.

         10.5 If the Executive is absent due to illness or injury, providing that he shall have complied with the terms of this Deed of Agreement and the Company's then current regulations relating to incapacity he shall be paid Company Sick Pay equivalent to his basic salary for up to 13 weeks absence in aggregate in any period of twelve months after which sick pay will be paid for such period as the Company in its absolute discretion (without obligation) considers reasonable in the circumstances.

         10.6 Company Sick Pay payable to the Executive shall be reduced by any Statutory Sick Pay received by the Executive and any State or other benefits recoverable by the Executive (whether or not recovered).

11.  ASSOCIATED COMPANIES

         11.1 The Company shall be entitled for such period(s) as the Company may require from time to time to require the Executive to hold such offices as the Company shall direct with any Associated Company subject to the Executive's consent such consent not to be unreasonably withheld or delayed.

12.  DISCIPLINARY SICKNESS AND POOR PERFORMANCE PROCEDURE AND GRIEVANCE
PROCEDURES

         12.1 There is no specific disciplinary procedure applicable to the Executive's employment nor any specific provisions for dealing with grievances. In the case of any grievance, the Executive should apply to the Chairman.

         12.2 In order to investigate any allegation of misconduct the Company is entitled to suspend the Executive on full pay and benefits for such period as the Company shall, at its absolute discretion, determine appropriate in order to carry out a proper investigation. During such investigation, the Executive shall co-operate with the Company in its investigation into the alleged misconduct.

13.  TERMINATION

         13.1 The Company shall be entitled to terminate the Executive's employment summarily by notice if the Executive:-

                  13.1.1   is guilty of gross misconduct;

                  13.1.2 has committed a serious breach of a material term of this Deed of Agreement other than a breach which (being capable of being remedied) is fully remedied by the Executive to the satisfaction of the Company within a reasonable period of his being called upon to do so;

                  13.1.3 has wilfully neglected or refused to discharge his duties hereunder;

                  13.1.4 is grossly incompetent in the performance of his duties;

                  13.1.5 acts or omits to act in such a way as likely to prejudice the interests or reputation of the Company or any Associated Company;

                  13.1.6 is convicted of any indictable offence excluding offenses which do not affect the Executive's position and excluding minor road traffic offenses not resulting in imprisonment;

                  13.1.7 becomes prohibited by law or disqualified from being a director of a company;

                  13.1.8 becomes of unsound mind or a patient for the purpose of any statute relating to mental heath;

                  13.1.9 commits an offence relating to insider dealing or is in breach of the Model Code for Securities Transactions by Directors of Listed Companies or any other rules or regulations relating to any Recognised Investment Exchange;

                  13.1.10 becomes bankrupt or makes any arrangement or composition with or for the benefit of his creditors;


                  13.1.11 commits any act of dishonesty relating to and adversely affecting the reputation or business of the Company, any Associated Company.

         13.2 The Executive will have no claim against the Company for breach of contract if his employment is terminated with immediate effect by reason of the liquidation of the Company for purposes of amalgamation or reconstruction provided that he is offered employment with the reconstructed or amalgamated company on terms no less favourable than the terms of this Agreement.

         13.3 During any period of notice, and provided that the Company continues to pay the Executive his salary and to provide all benefits or to pay a sum in lieu of cost to the Company of such benefits to him to which he is contractually entitled until the termination of his employment, then the Company shall be entitled at its discretion:-

                  13.3.1 to require the Executive not to carry out his duties or to exercise his powers or responsibilities under this Deed of Agreement during the remaining period of his employment (or any part of such period);

                  13.3.2 to require the Executive to resign immediately from any offices he may hold in the Company or in any Associated Company;

                  13.3.3 to require the Executive not to attend his place of work or any other premises of the Company or any Associated Company during the remaining period of his employment (or any part of such period);

                  13.3.4 to require the Executive to return to the Company all documents, computer disks and other property (including summaries, extracts or copies) belonging to the Company or any Associated Company or to their clients or customers containing confidential information;

                  13.3.5 to appoint one or more persons to undertake the Executive's duties and/or responsibilities and/or to assume the Executive's position.

         13.4     Retirement

                  This Deed of Agreement shall terminate automatically on the Executive reaching his normal retirement age (which is 65).

         13.5     Obligations on Termination

                  On the termination of this Deed of Agreement for whatever reason the Executive shall:

                  13.5.1 immediately return to the Company's offices or such other location as the Company shall direct all equipment, documents, credit or charge cards, computer disks, computer software and hardware, portable telephones, notes, specifications, Board minutes and papers, plans, prototypes, keys, customer or client lists, technical information and data, reports and any other property (including copies, summaries and excerpts) belonging to or relating to the business of the Company or any Associated Company, or created by the Executive in the course of his employment by the Company, which are in the Executive's possession or under his control;


                  13.5.2 at the Company's request resign as a director of and from any other office held in the Company or any Associated Company and the Executive having failed to do so within twenty-one days of such request the Company is hereby irrevocably authorised to appoint some person to act as the Executive's attorney and in his name and on his behalf to sign and execute any documents and do such other acts to give effect to this clause and the Executive agrees to ratify and confirm all such acts done pursuant to any such power of attorney.

         13.6 The Executive will both during and at any time after the termination of his employment under this Deed of Agreement provide the Company or any Associated Company with such assistance as it may require in the conduct of such proceedings in any Court, Tribunal or other body of competent jurisdiction as may arise in respect of which the Company any Associated Company or its or their legal advisers believe the Executive may be able to provide assistance provided that the Company shall pay his reasonable out-of-pocket expenses properly incurred in providing such assistance as they are incurred.

14.   RESTRICTIONS DURING EMPLOYMENT

         14.1 The Executive shall not during his employment with the Company, without the prior consent of the Company, be Materially Interested in any other Person where this may interfere, conflict or compete with the interests of the Company or any Associated Company or the efficient performance of his duties.

         14.2 The Executive shall not during his employment with the Company, Directly or Indirectly, entice away or attempt to entice away from the Company or any Associated Company or otherwise discourage from being employed by the Company or any Associated Company any employee of the Company or of any Associated Company.

15.  CONFIDENTIALITY

         15.1 Without prejudice to the generality of the Executive's duty of good faith, during the term of his employment under this Deed of Agreement the Executive shall not, other than in the proper course of his employment, use, publish or otherwise disclose to any other Person any information relating to the Company, any Associated Company its or their clients, affairs, finances or business which:-

                  15.1.1 the Company or any Associated Company regards or may regard as confidential; or

                  15.1.2 which has been made known to the Company or any Associated Company or its or their officers, employees or agents in circumstances in which an obligation of confidentiality arose.

         15.2 Without prejudice to any obligations of confidence owed by the Executive to the Company (whether by virtue of an implied contractual duty, an equitable duty of confidence or otherwise) the Executive shall not at any time after the termination of the Executive's employment under this Deed of Agreement either use, publish or otherwise disclose to any Person any trade secrets or confidential information capable of such protection relating to the Company or any Associated Company its or their clients, affairs, finances or business and which, for the avoidance of doubt, shall include, without limitation:-

                  15.2.1 lists or details of the Company's or any Associated Company's actual or potential clients;

                  15.2.2 details of relationships or arrangements with or knowledge of the needs or requirements of the Company's or any Associated Company's actual or potential clients;

                  15.2.3 information supplied in confidence by clients or any third party to which the Company or any Associated Company owes an obligation of confidentiality;

                  15.2.4 lists of and details of contracts with the Company's or any Associated Company's Discounters;

                  15.2.5 information of a personal or otherwise of a confidential nature relating to fellow employees and/or Directors of the Company;

                  15.2.6 details of the Company's or any Associated Company's business methods, finances, prices or pricing strategy, marketing or development plans, product development plans or strategies;

                  15.2.7   the Company's or any Associated Company's know-how;

                  15.2.8   confidential computer software.

                  This list is not exhaustive.

         15.3 This clause shall not apply to information which might come into the public domain other than in consequence of the Executive's default.

         15.4 The Executive shall not without the Company's prior consent communicate with the press, broadcasting or other media regarding the Company, any Associated Company or any of its or their respective clients, officers or employees.

16.  INTELLECTUAL PROPERTY

         16.1 The Executive agrees and acknowledges that because of the nature of his duties and responsibilities arising from his employment, he is under a special obligation to further the interests of the business of the Company and of any Associated Company. Consequently, any invention made by the Executive in the course of his employment shall belong to the Company.

         16.2 The Executive assigns to the Company (by way of assignment of all present and future Intellectual Property Rights) all Intellectual Property Rights that vest in the Executive in all or any Relevant Intellectual Property and the Executive agrees to disclose promptly to the Company any such Relevant Intellectual Property.

         16.3 The Executive agrees to waive any moral rights including any rights conferred by Sections 77-83 of the Copyright Designs and Patents Act 1988 he has or may have in any Relevant Intellectual Property against the Company, any Associated Company, its or their employees, officers or agents.

         16.4 The Executive agrees, at the Company's request, to exercise during his employment by the Company or at any time after the Termination Date any moral rights he has or may have pursuant to Sections 77-83 of the Copyright Designs and Patents Act 1988 or otherwise in any Relevant Intellectual Property against such third party as the Company shall request and in accordance with the Company's directions and the Executive agrees not to exercise such moral rights other than in accordance with this Clause.

         16.5 The Executive agrees that he will execute such deeds and documents and do such other acts and things as may be necessary or desirable in the opinion of the Company to substantiate, protect and/or maintain the Intellectual Property Rights of the Company. The Executive acknowledges that, save as provided for by law, no further remuneration or compensation other than that provided for in this Deed of Agreement is or may become due to the Executive in respect of the performance of his obligations under this Clause. The assignment contained in this Clause shall not be affected by reason of the termination of this Deed of Agreement.

         16.6 Decisions as to the substantiation, protection and/or maintenance of any Intellectual Property Rights in any Intellectual Property originated by the Executive shall be at the sole discretion, without obligation, of the Company and the Executive agrees that he shall have no claim or other right of action against the Company should it decide not to substantiate, protect or maintain any Intellectual Property Rights originated wholly or partly by the Executive.

         16.7 The Executive appoints the Company to be his attorney in his name and on his behalf to execute, sign and do all such deeds, instruments or things and generally to use the Executive's name for the purposes of giving to the Company or its nominee the full benefit of rights conferred under this Clause.

         16.8 The Executive agrees to offer to the Company on arm's length terms to be agreed with the Company, and to give the Company a reasonable opportunity to acquire, any Intellectual Property Rights in any Relevant Intellectual Property which do not vest in the Company immediately such Intellectual Property Rights shall come into effect and in the absence of agreement such terms shall be determined by an arbitrator appointed by agreement between the Company and the Executive (or in the absence of agreement by the auditors of the Company) whose costs shall be borne equally by the Company and the Executive.

17.  RESTRICTIVE COVENANTS

         17.1 The Executive agrees with and undertakes to the Company for itself and as agent for every Associated Company that he will not Directly or Indirectly following the Termination Date:-

                  17.1.1 for the period of 12 months be Materially Interested in any Person providing Restricted Goods and/or Services within the Restricted Area in competition with the Company or any Relevant Associated Company;

                  17.1.2 for the period of 12 months entice away or endeavour or attempt to entice away from the Company or any Relevant Associated Company the Restricted Business;

                  17.1.3 for the period of 12 months solicit or attempt or endeavour to solicit the custom of any Customer in competition with the Company or any Relevant Associated Company in order to supply Restricted Goods and/or Services within the Restricted Area;

                  17.1.4 for the period of 12 months supply Restricted Goods and/or Services to any Customer in competition with the Company or any Relevant Associated Company;

                  17.1.5 for the period of 12 months solicit or entice away from the Company or any Relevant Associated Company any Key Person;

                  17.1.6 for the period of 12 months offer employment to or employ or enter into partnership or association with (or offer so to do) or retain the services (or offer to do so) whether as agent, consultant or otherwise of any Key Person; or

                  17.1.7 for the period of 12 months solicit or attempt to solicit or accept of place orders for or in any way interfere with the supply or goods or services from any Discounter where as a consequence such Discounter may or is likely to cease supplying, reduce its supply to or vary detrimentally the terms on which it supplies such goods or services to the Company or any Relevant Associated Company or any Joint Venture Partner or any Licencee or any of their Customers; or

                  17.1.8 for the period of 12 months enter into contract with or otherwise deal with any Joint Venture Partner or any Licensee in competition with the Company or any relevant Associated Company.

         17.2 Each of the restrictions set out in this Clause shall be considered separate from one another and it is acknowledged that each sub-clause may contain more than one restriction. For the avoidance of doubt each restriction insofar as it applies to Associated Companies shall be separate from the equivalent restriction as it applies to the Company.

         17.3 While the restrictions set out in this Clause and the definitions of "Customer", "Key Person", "Restricted Area", "Restricted Business", "Restricted Goods and/or Services", "Joint Venture Partner", "Licencee" and "Discounter" as set out herein are considered by the parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions or definitions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or any Associated Company but would be adjudged reasonable if any particular restriction or definition were deleted or if any part of the wording of such restriction or definition were deleted then the parties further agree that the said restrictions and definitions shall apply with such deletions.

         17.4 The restrictions set out in this Clause shall not prevent the Executive from being a holder directly or indirectly by way of bona fide investment only and subject to prior disclosure to the Company of up to 3% of securities of any company which are listed or dealt in on any Recognised Investment Exchange.

18.  GENERAL

         18.1 This Deed of Agreement shall take effect in substitution for all previous agreements or arrangements whether written, oral or implied between the Executive and the Company relating to the services or employment of the Executive and the Executive warrants to the Company that he is not entering into this Deed of Agreement in reliance on any representation not expressly set out in this Deed of Agreement.

         18.2 The Executive shall not make at any time, either during his employment or at any time after its termination, any statement or permit or authorise any statement to be made which is calculated or reasonably likely to damage the reputation or cause other damage to the Company, any Associated Company or its or their employees or officers.

         18.3 The Executive shall not at any time after the termination of his employment with the Company wrongfully represent himself as being employed by or otherwise connected in any way with the Company or any Associated Company.

         18.4 The failure or delay by either party in exercising any rights under this Deed of Agreement shall not operate as a waiver of such rights and also any single or partial exercise by either party of any right shall not preclude any further exercise of such rights or any other rights.

         18.5 The Executive warrants that he is not subject to any agreement, arrangement or understanding or subject to any other restriction which in any way directly or indirectly restricts or prohibits him from entering into this Deed of Agreement or from fully performing his duties and responsibilities set out in this Deed of Agreement.

         18.6 The various clauses, sub-clauses, paragraphs, sub-paragraphs, phrases and sentences in this Deed of Agreement are severable and if any clause, sub-clause, paragraph or sub-paragraph or any identifiable part is held to be invalid, void or unenforceable by any Court, Tribunal or other body or person of competent jurisdiction, this shall not affect the validity or enforceability of the remaining provisions or identifiable parts.

         18.7 The construction, validity and performance of this Deed of Agreement shall be governed by the laws of England and Wales and the parties submit to the non-exclusive jurisdiction of the Courts of England and Wales as regards any claim or matter arising in respect of this Deed of Agreement.

         18.8 No variation or amendment to this Deed of Agreement shall be legally binding unless and until such variation or amendment is confirmed in writing and signed by the Executive and a duly authorised representative of the Company.

         18.9 References in this Deed of Agreement to statutes or other legislation shall include any statute or legislation modifying, re-enacting or made pursuant to such statute or legislation.

         18.10 Headings are for ease of reference and shall not be taken into account in the construction of this Deed of Agreement.

         18.11 The Schedule annexed to this Deed of Agreement forms an integral part of this Deed of Agreement and any reference to this Deed of Agreement shall be deemed to include a reference to the Schedule.

         18.12 There are no collective agreements which affect the Executive's employment.

19.  NOTICE

         19.1 Any notice required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly served if hand delivered or sent by facsimile or first class post addressed to the relevant party's address as specified in this Agreement or such other address as such party may designate from time to time and in the case of the Company, marked for the attention of the Company Secretary.

         19.2     Any notice shall be deemed to have been served:-

                  19.2.1 if hand delivered, at the time of delivery (excluding weekends and public holidays);

                  19.2.2 if sent by facsimile, at the time of transmission (excluding weekends and public holidays);

                  19.2.3 if sent by post in the United Kingdom, 48 hours after posting (excluding weekends and public holidays),

provided that delivery or transmission outside business hours shall be deemed to have been served on the next business day.

THIS DEED OF AGREEMENT is executed as a Deed and is delivered on the date set out at the commencement of this Deed of Agreement.

                                   SCHEDULE 1

DEFINITIONS

In this Agreement the following words or phrases shall, unless the context requires otherwise, have the following meanings:

"ASSOCIATED COMPANY"

means a subsidiary of the Company, or a holding company of the Company, or another subsidiary of a holding company of the Company or which is an "associated undertaking" of the Company within the meaning of Paragraph 20(1) of
Schedule 4A of the Companies Act 1985 where "subsidiary" and "holding company" have the meanings given by Section 736 of the Companies Act 1985 and any other company designated by the Company as an Associated Company;

"THE BOARD"

means the Board of Directors of the Company (or any director or committee of directors authorised by the Board of Directors of the Company);

"CUSTOMER"

means any Person who or which at any time during the period of 12 months immediately prior to the Termination Date was the holder of a discount or other card issued by the Company or any Relevant Associated Company or who otherwise was entitled to receive the benefit of their schemes for members;

"DIRECTLY OR INDIRECTLY"

means (without prejudice to the generality of the expression) whether as principal or agent; whether alone, jointly, in partnership with another or for or on behalf of another; whether as a shareholder, director (including a shadow director), agent, principal, partner, consultant, employee or otherwise; or by virtue of providing financial assistance;

"DISCOUNTER"

means any Person who or which at any time during the period of 12 months prior to the Termination Date has agreed to provide or provided goods and/or services and/or concessions (by way of discount or otherwise) to Customers and/or to the Company and/or to any Relevant Associated Company and/or to any Licencee and/or to any Joint Venture Partner whether on favourable terms or otherwise;

"INTELLECTUAL PROPERTY"

includes (without prejudice to the generality of the expression) inventions, designs, processes, notations, improvements, know-how, goodwill, reputation, get-up, trade names, trade marks, logos, devices, plans, computer software, models and literary, dramatic, musical and artistic works as defined by the Copyright Designs and Patents Act 1988;

"INTELLECTUAL PROPERTY RIGHTS"

means the following rights for the full period such rights subsist and all extensions and renewals of such rights in any part of the world:

         (a)      copyright;

         (b)      design rights (whether or not registered);

         (c) all accrued goodwill in any trade or service name (whether or not registered), trading style or get-up;

         (d)      any patents or patent applications;

         (e) any trade or service marks (whether or not registered) including applications for such marks;

         (f)      all other industrial or intellectual property rights;

         (g) rights under any licence or other agreement granted by or to any other Person in respect of the use of any of the rights listed above;

"JOINT VENTURE PARTNER"

means any Person

         (a) with whom the Company or any Relevant Associated Company has entered into a joint venture agreement for:-

                  (i) the development and/or exploitation of a business or businesses the same as or similar to the Restricted Business and/or;

                  (ii) the use and/or exploitation of the Intellectual Property Rights owned or used by the Company or any Relevant Associated Company; and

         (b) with whom the Executive shall have had dealings in the course of his employment under this Agreement;

"KEY PERSON"

means a person who was at any time during the period of 12 months immediately prior to the Termination Date engaged or employed as an employee in a senior position in receipt of remuneration of over (pound)25,000 per annum, director, consultant (other than a professional adviser) or agent of the Company or any Associated Company and who was a person with whom the Executive personally dealt during his employment by the Company;

"LICENCEE"

means any Person:-

         (a) with or whom the Company or any Relevant Associated Company has entered into a licence agreement for:-

                  (i) the development and/or exploitation of a business or businesses the same or similar to the Restricted Business and/or;

                  (ii) the use and/or exploitation of the Intellectual Property Rights owned by or used by the Company or any Relevant Associated Company; and

         (b) with whom the Executive shall have had dealings in the course of his employment under this Agreement;

"MATERIALLY INTERESTED"

means employed or engaged by or concerned or interested in (whether directly or indirectly) other than as a shareholder holding directly or indirectly by way of bona fide investment only and subject to prior disclosure to the Company up to 3% in nominal value of the issue shares or other securities of any class of any company listed or dealt in on any Recognised Investment Exchange;

"ORIGINATE"

means (without prejudice to the generality of the word) originate, compose, write, invent, create, generate, discover, design, develop or manufacture;

"PERSON"

means person, firm, company, association, corporation or other organisation or entity;

"RECOGNISED INVESTMENT EXCHANGE"

means a body which is a recognised investment exchange for the purposes of the Financial Services Act 1986;

"RELEVANT ASSOCIATED COMPANY"

means any Associated Company to which the Executive has rendered services both in the period of 12 months immediately prior to the Termination Date and in the course of his employment by the Company;

"RELEVANT INTELLECTUAL PROPERTY"

means Intellectual Property Originated by the Executive during the term of his employment by the Company (whether in the course of his employment or otherwise and whether alone or in conjunction with another Person or other Persons) but excluding any Intellectual Property Originated by the Executive during the term of his employment but outside the course of his employment where such work either:-

         (a) does not directly or indirectly relate to the business of the Company or any Associated Company; or

         (b) could not be used by or from which no benefit could be acquired by the Company or any Associated Company in the course of its or their business.

"RESTRICTED AREA"

means the United Kingdom and any other geographical area in which the Company or any Relevant Associated Company provides goods and/or services and in the supply of which the Executive has had material involvement;

"RESTRICTED BUSINESS"

means the business of the Company or any Relevant Associated Company within a period of 12 months prior to the Termination Date;

"RESTRICTED GOODS AND/OR SERVICES"

means goods and/or services of a type or which compete with those:-

         (a) provided by the Company or any Relevant Associated Company in the ordinary course of its or their business during the period of 12 months immediately prior to the Termination Date; and

         (b) in the provision of which the Executive was concerned or engaged during his employment by the Company;

"TERMINATION DATE"

means the date of the termination of the Executive's employment with the Company.

EXECUTED and DELIVERED as a Deed by the Company in the presence of:

P Harrison                                        Director

                                                  Director/Secretary






SIGNED and DELIVERED as a Deed by the Executive in the presence of:

Simon Witney
222 Gray's Inn Road
London  WC1
Solicitor

                                   SCHEDULE 8

                   Purchaser's representations and warranties

1. Each Purchaser is a corporation duly organised, validly existing, and in good standing under the laws of the State of Delaware.

2. Each Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. Except as notified in writing by the Purchaser to the Vendor prior to Completion, the Purchaser does not need to give any notice to, make any filing with, or obtain any authorisation, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

3. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of the Articles of Incorporation or Bylaws of the Purchaser or
       (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject.

4. The Purchaser has delivered to the Vendor true and complete copies of the documents (other than preliminary proxy materials and reports required pursuant to Sections 13 and 14 of the Exchange Act) that the Purchaser has been required to file with the SEC since 30 September 1995 pursuant to the Exchange Act (the "Transmedia SEC Documents"). As of their respective dates, the Transmedia SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Transmedia SEC Documents, and none of the Transmedia SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the Transmedia SEC Documents complied in all material respects with applicable accounting requirements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of the Purchaser as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

5. The issuance, sale and delivery of the Asia Shares and the Europe Shares in accordance with this Agreement will be duly authorised by all necessary corporate actions on the part of the Purchaser. The Asia Shares and the Europe Shares, when so issued, will be duly and validly issued, fully paid and non-assessable.

6. The Purchaser is a "reporting issuer" (as defined in Regulation S). The Purchaser, its affiliates and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent:

   (a) has offered and sold the Asia Shares and the Europe Shares to the Vendor only in an "offshore transaction" (as defined in Regulation S);

   (b) has not engaged with respect to the Asia Shares and the Europe Shares in any "directed selling efforts" (as defined in Regulation S) in or directed toward the United States;

   (c) has complied with all "offering restrictions" (as defined in Regulation
       S) in respect of the Asia Shares and the Europe Shares;

   (d) has not made any offers or sales of any of the Asia Shares or the Europe Shares or any interest therein in the United States or to, or for the account or benefit of, any "US Person" (as defined in Regulation S); and

   (e) has not made any sales of any of the Asia Shares or the Europe Shares or any interest therein to any person other than the Vendor.

SIGNED by CHRISTOPHER
E.C. RADBONE
in the presence of:-

Simon Witney
222 Gray's Inn Road
London  WC1
Solicitor



SIGNED by P HARRISON
for and on behalf of
TRANSMEDIA EUROPE, INC.
in the presence of:-

Fergus Payne
50 Victoria Street
London  SW1
Solicitor


SIGNED by P HARRISON
for and on behalf of
TRANSMEDIA ASIA PACIFIC, INC.
in the presence of:-

Fergus Payne
50 Victoria Street
London SW1
Solicitor